                                                                   EXHIBIT 2.14







                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                           GRI OF SOUTH FLORIDA, INC.,

                              GRI OF ORLANDO, INC.,

                           GRI OF WEST FLORIDA, INC.,

                              DAKOTA LEASING, INC.,

                                       AND

                        GENERAL ROOFING ACQUISITION CORP.

                         (COLLECTIVELY, THE "COMPANIES")

                                       AND

                              THE SOLE SHAREHOLDER

                                       OF

                                  THE COMPANIES

                                       AND

                         GENERAL ROOFING SERVICES, INC.

                          ----------------------------

                                  MAY 25, 1998

                          ----------------------------

                                TABLE OF CONTENTS

                                                                                                               PAGE

ARTICLE I - SALE AND PURCHASE OF SHARES...........................................................................1
1.01     Sale and Purchase of the Shares..........................................................................1
1.02     Purchase Price...........................................................................................2
1.03     Delivery of Purchase Price...............................................................................2
1.04     Excluded Assets and Distribution of Assets...............................................................3

ARTICLE II - CLOSING..............................................................................................3
2.01     Closing..................................................................................................3
2.02     Deliveries by the Shareholder to GRS.....................................................................3
2.03     Deliveries by GRS........................................................................................3
2.04     Termination in Absence of Closing........................................................................4

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF EACH COMPANY AND THE SHAREHOLDER..................................4

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER....................................................4

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF GRS.................................................................5

ARTICLE VI - OBLIGATIONS PRIOR TO CLOSING.........................................................................5
6.01     GRS' Access to Information and Assets....................................................................5
6.02     Company's Conduct of Business and Operations.............................................................5
6.03     General Restrictions.....................................................................................5
6.04     Notice Regarding Changes.................................................................................7
6.05     Consents and Best Efforts................................................................................7
6.06     Casualty Loss............................................................................................7
6.07     Employee Matters.........................................................................................7
6.08     No Solicitation..........................................................................................8
6.09     Lock-Up Agreement........................................................................................8

ARTICLE VII - CONDITIONS TO SHAREHOLDER'S AND GRS' OBLIGATIONS....................................................8
7.01     Conditions to Obligations of All Parties.................................................................8
7.02     Conditions to Obligations of  the Shareholder............................................................8
7.03     Conditions to Obligations of GRS.........................................................................9

ARTICLE VIII - SURVIVAL..........................................................................................11
8.01     Survival of Representations and Warranties of the Companies and the Shareholder.........................11

ARTICLE IX - INDEMNIFICATION.....................................................................................11
9.01     Obligation of the Shareholder to Indemnify..............................................................11
9.02     Obligation of GRS to Indemnify..........................................................................11
9.03     Notice and Opportunity to Defend........................................................................11
9.04     Limitations on Indemnification..........................................................................12
9.05     Set-Off Rights..........................................................................................13

ARTICLE X - POST-CLOSING OBLIGATIONS.............................................................................14
10.01    Further Assurances......................................................................................14

10.02    Publicity...............................................................................................14
10.03    Access to Records.......................................................................................14

ARTICLE XI - MISCELLANEOUS.......................................................................................14
11.01    Brokers.................................................................................................14
11.02    Costs and Expenses............................................................Error! Bookmark not defined.
11.03    Notices.................................................................................................15
11.04    Governing Law...........................................................................................15
11.05    Representations and Warranties..........................................................................16
11.06    Entire Agreement, Amendments and Waivers................................................................16
11.07    Binding Effect and Assignment...........................................................................16
11.08    Remedies................................................................................................16
11.09    Exhibits and Schedules..................................................................................16
11.10    Multiple Counterparts...................................................................................16
11.11    References..............................................................................................16
11.12    Survival................................................................................................16
11.13    Attorneys' Fees.........................................................................................14

ARTICLE XII - DEFINITIONS........................................................................................17
12.01    Affiliate...............................................................................................17
12.02    Collateral Agreements...................................................................................17
12.03    Company Assets..........................................................................................17
12.04    Contract Retention......................................................................................17
12.05    Current Assets..........................................................................................17
12.06    Current Liabilities.....................................................................................17
12.07    Damages.................................................................................................17
12.08    Environmental Law.......................................................................................17
12.09    GAAP....................................................................................................18
12.10    Governmental Authorities................................................................................18
12.11    Hazardous Substances....................................................................................18
12.14    Knowledge...............................................................................................18
12.13    Legal Requirements......................................................................................18
12.14    Permits.................................................................................................18
12.15    Properties..............................................................................................18
12.16    Regulations.............................................................................................18
12.17    Taxes...................................................................................................18
12.18    Tax Returns.............................................................................................19
12.19    Used....................................................................................................19
12.20    Deferred Income Taxes...................................................................................19

                                LIST OF EXHIBITS




Exhibit A - Shareholder

Exhibit B - Escrow Agreement

Exhibit C - Lock-Up Agreement

Exhibit D - Representations and Warranties of the Companies and the Shareholder

Exhibit E - Representations and Warranties of the Shareholder

Exhibit F - Representations and Warranties of GRS

                            STOCK PURCHASE AGREEMENT


                  This STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of May 25, 1998, by and among (i) General Roofing Services, Inc., a Florida corporation (the "Buyer" or "GRS"),(ii) GRI of South Florida, Inc., GRI of Orlando, Inc., GRI of West Florida, Inc., Dakota Leasing, Inc. and General Roofing Acquisition Corp., each a Florida corporation (collectively, the "Companies" and individually, a "Company"), and (iii) the sole shareholder of each of the Companies (the "Shareholder").


                             PRELIMINARY STATEMENTS:

         A. The Board of Directors of GRS and the Shareholder deem it advisable for their welfare and best interests that the Shareholder sell and GRS purchase all of the issued and outstanding shares of capital stock of the Companies as set forth on Exhibit A hereto (the "Shares"), upon the terms and subject to the conditions hereinafter set forth.

         B. Concurrently with the purchase and sale of the Shares hereby, and as part of an overall plan, GRS is acquiring the issued and outstanding capital stock of additional commercial roofing companies (the "Founding Companies") throughout the United States, and all such transactions are intended to conform to, and are being made, in connection with a Section 351 Plan of Exchange within the meaning of the Internal Revenue Code.

         C. Capitalized terms used herein which have not been defined prior to such use shall have the respective meanings given such terms in Article XII hereof.

                                    AGREEMENT

         In consideration of the premises, the mutual covenants and agreements contained herein and the benefits to accrue to the parties hereto, and subject to the satisfaction or waiver of the conditions contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                           SALE AND PURCHASE OF SHARES

         Section 1.01  Sale and Purchase of the Shares.

                  (a) On the terms and subject to the conditions of this Agreement, at the Closing referred to in Section 2.01 hereof, the Shareholder shall sell, transfer, convey and deliver to GRS, and GRS shall purchase, acquire and accept from the Shareholder, the Shares constituting all of the issued and outstanding shares of capital stock of the Companies. The sale and purchase of the Shares pursuant to this Agreement is sometimes hereinafter referred to as the "Stock Purchase."

                  (b) To effect the transfers contemplated by Section 1.01(a), at the Closing, the Shareholder shall deliver, or cause to be delivered, to GRS, stock certificates representing the Shares being sold by the Shareholder hereunder, together with stock powers duly executed in blank or otherwise in proper form acceptable to GRS for transfer to GRS on the books of each Company, against payment therefor in accordance with Section 1.03 hereof.

         Section 1.02  Purchase Price.

                  (a) The purchase price for the Shares to be purchased by GRS hereunder (the "Purchase Price") shall be an aggregate amount of GRS Common Stock (as defined below in Section 1.03(a)) equal to the number of shares of GRS Common Stock issued to the Shareholder as set forth in GRS' Form S-1 Registration Statement (File No. 333-53641) which is declared effective by the Securities and Exchange Commission, subject to and in accordance with Section
1.03 hereof. The amount of the Purchase Price allocated to each outstanding share of capital stock of each Company is hereinafter referred to as the "Stock Purchase Payment."

                  (b) The Shareholder shall cause to be prepared and delivered to GRS within fifteen days prior to the Closing Date (i) an unaudited balance sheet of each Company forecasted as of the Closing Date (the "Closing Date Unaudited Balance Sheet"), and (ii) a certificate executed by each Company's Chief Financial Officer (or another duly authorized officer of each Company) to the effect that the Closing Date Unaudited Balance Sheet has been prepared from the books and records of each Company and in a manner consistent with the preparation of the Company Financial Statements (as defined in Section 3.06 hereof), except that Deferred Income Taxes have been reflected in the same manner as if each Company was a "C" corporation.

         Section 1.03 Delivery of Purchase Price. At the Closing, the Purchase Price shall be paid upon the surrender pursuant to Section 1.01(b) hereof of a certificate or certificates representing all of the Shares, as follows:

                  (a) The Purchase Price shall be paid by the delivery to (A) an escrow agent (the "Escrow Agent") selected by GRS and reasonably acceptable to the Shareholder, on behalf of the Shareholder, of such number of shares of GRS' common stock, par value $.01 per share ("GRS Common Stock"), as shall have a value equal to twenty percent (20%) of the Purchase Price (the "Escrow Fund"), based upon the public offering price of the GRS Common Stock to be sold in its initial public offering (the "Offering") and (B) the Shareholder, of such number of shares of GRS Common Stock as shall have a value equal to eighty percent (80%) of the Purchase Price based upon the public offering price of the GRS Common Stock to be sold in the Offering. The shares of GRS Common Stock to be so held in escrow shall be held by the Escrow Agent for a period of one year following the Closing in accordance with the terms of an Escrow Agreement in the form of Exhibit B hereto (the "Escrow Agreement"), and shall thereafter be restricted from transfer for an additional one-year period in accordance with the terms, and subject to the conditions, of a Lock-Up Agreement in the form of Exhibit C hereto (the "Lock-Up Agreement"). The Shareholder shall receive cash in lieu of fractional shares.

                  (b) Each certificate evidencing shares of GRS Common Stock issued in connection with the Stock Purchase shall bear the following restrictive legend:

                           THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT
                  BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (the "1933 ACT"), NOR UNDER ANY STATE SECURITIES LAWS AND SHALL NOT BE TRANSFERRED, SOLD, ASSIGNED OR HYPOTHECATED UNTIL EITHER (I) A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS OR (II) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE COMPANY OR OTHER COUNSEL TO THE HOLDER OF SUCH SHARES, WHICH OPINION IS SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH SECURITIES MAY BE TRANSFERRED, SOLD, ASSIGNED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE 1933 ACT OR APPLICABLE STATE SECURITIES LAWS.

         Section 1.04 Excluded Assets and Distribution of Assets. Prior to the Closing, each Company shall be permitted to distribute to the Shareholder as a dividend those tangible assets (the "Excluded Assets") which GRS and the Shareholder have agreed in writing are not required by such Company in the conduct of its operations and which are listed in Schedule 1.04 hereto.


                                   ARTICLE II

                                     CLOSING

         Section 2.01 Closing. Subject to the satisfaction or waiver of the conditions stated in Article VII hereof, the closing of the transactions contemplated hereby (the "Closing") shall be held at 10:00 a.m., Miami time, on or before the closing date of the Offering, estimated to be August 15, 1998 or, if the conditions set forth in Sections 7.01 through 7.03 have not been satisfied or waived on such date, no later than seven (7) days after all such conditions shall have been satisfied or waived, at the offices of Baker & McKenzie, 1200 Brickell Avenue, 19th Floor, Miami, Florida 33131, unless another date or place is agreed to in writing by the parties hereto. The date upon which the Closing occurs is hereinafter referred to as the "Closing Date." The Closing shall be deemed completed as of 11:59 p.m. Miami time on the Closing Date.

         Section 2.02 At or prior to the Closing, the Shareholder shall deliver to GRS:

                        (i) certificates representing all of the Shares in proper form for transfer to GRS;

                        (ii) the resignations of all members of the board directors of each Company as set forth in Section 7.03(h);

                        (iii) the stock books, stock ledgers, minute books and corporate seals of each Company;

                        (iv) a certificate executed by an officer of each Company to the effect that the conditions set forth in Sections 7.03(b) through 7.03(e), have been satisfied;

                        (v)    the executed Collateral Agreements; and

                        (vi)   evidence of the consents required pursuant to
                               Section 7.03(j).

         Section 2.03 Deliveries by GRS. At or prior to the Closing, GRS shall deliver to the Shareholder:

                        (i) by delivery to the Shareholder the shares of GRS Common Stock described in Section 1.03(a) as being required to be delivered by GRS to the Shareholder at Closing;

                        (ii) by delivery to the Escrow Agent the shares of GRS Common Stock described in Section 1.03(a) as being required to be delivered by GRS to the Escrow Agent at Closing;

                        (iii) a certified copy of all necessary corporate action on behalf of GRS approving its execution, delivery and performance of this Agreement and the Collateral Agreements to which it is a party pursuant to Section 7.02(a);

                        (iv) a certificate executed by an authorized officer of GRS to the effect that the conditions set forth in Sections 7.02(b) and 7.02(c) have been satisfied;

                        (v)    the opinion of Deloitte and Touche set forth in
                               Section 7.02(h);

                        (vi) the executed Collateral Agreements to which it is a party; and

                        (vii) evidence that: (a) the Shareholder has been released from all personal guarantees relating to any obligations of each Company, including but not limited to, any bank loans, lines of credit, and/or performance bonds (the "Personal Guarantees and Obligations") and (b) GRS shall indemnify and hold harmless the Shareholder from and against any personal liability or obligations relating to or arising out of any Personal Guarantees or Obligations.

         Section 2.04 Termination in Absence of Closing. If by the close of business on December 31, 1998 (the "Termination Date"), the Closing has not occurred, then any party hereto may thereafter terminate this Agreement by written notice to such effect, to the other parties hereto, without liability of or to any party to this Agreement or any shareholder, director, officer, employee or representatives of such party unless the reason for Closing having not occurred is (i) such party's willful breach of the provisions of this Agreement, or (ii) if all of the conditions to such party's obligations set forth in Article VII have been satisfied or waived in writing by the date scheduled for the Closing pursuant to Section 2.01, the failure of such party to perform its obligations under this Article II on such date; provided, however, that any termination pursuant to this Section 2.04 shall not relieve any party hereto who was responsible for Closing having not occurred as described in clauses (i) or (ii) above of any liability for (x) such party's willful breach of the provisions of this Agreement, or (y) if all of the conditions to such party's obligations set forth in Article VII have been satisfied or waived in writing by the date scheduled for the Closing pursuant to Section 2.01, the failure of such party to perform its obligations under this Article II on such date. Notwithstanding the foregoing, the Shareholder expressly acknowledges and agrees that market and economic conditions are impossible to predict, and although GRS intends to proceed with the Offering in an expeditious manner at this time, GRS shall not be liable to the Shareholder or any Company if the Closing has not occurred because the Offering has not been consummated prior to the Termination Date.


                                   ARTICLE III

       REPRESENTATIONS AND WARRANTIES OF EACH COMPANY AND THE SHAREHOLDER

         Each Company and the Shareholder, jointly and severally, represent and warrant to GRS as to the matters set forth on Exhibit D hereto, the full text of which is incorporated herein by reference as if set forth fully herein.


                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

         The Shareholder represents and warrants to GRS as to the matters set forth on Exhibit E hereto, the full text of which is incorporated herein by reference as if set forth fully herein.

                                    ARTICLE V

                      REPRESENTATIONS AND WARRANTIES OF GRS

         GRS represents and warrants to the Shareholder as to the matters set forth on Exhibit F hereto, the full text of which is incorporated herein by reference as if set forth fully herein.


                                   ARTICLE VI

                          OBLIGATIONS PRIOR TO CLOSING

         From the date of this Agreement through the Closing:

         Section 6.01 GRS' Access to Information and Assets. The Shareholder shall permit GRS and its authorized employees, agents, accountants, legal counsel and other representatives, at GRS' own expense, to have access to the books, records, employees, counsel, accountants, and other representatives of each Company at all times reasonably requested by GRS for the purpose of conducting an investigation ("GRS' Due Diligence Investigation") of each Company's financial condition, corporate status, operations, business and Properties. The Shareholder shall make available to GRS for examination and reproduction, at GRS' own expense, all documents and data of every kind and character relating to each Company in possession or control of, or subject to reasonable access by, the Shareholder or such Company, including, without limitation, all files, records, data and information relating to the Company Assets (whether stored in paper, magnetic or other storage media) and all agreements, instruments, contracts, assignments, certificates, orders, and amendments thereto. Also, each Company shall allow GRS, at GRS' own expense, access to, and the right to inspect, the Company Assets.

         Section 6.02 Company's Conduct of Business and Operations. The Shareholder shall keep GRS advised as to all material operations and proposed material operations relating to each Company or the Company Assets. Except for distributions permitted pursuant to Sections 1.04 and 3.02, each Company shall
(a) conduct its business in the ordinary course, (b) use its best efforts to keep available to such Company the services of present employees, (c) maintain and operate Company Assets in a good and workmanlike manner, (d) pay or cause to be paid all costs and expenses (including but not limited to insurance premiums) incurred in connection therewith in a timely manner, (e) use reasonable efforts to keep all Company Contracts listed or required to be listed on Schedule 3.12 in full force and effect, (f) comply with all of the covenants contained in all such Company Contracts, (g) maintain in force until the Closing Date insurance policies (subject to the provisions of Section 6.06) equivalent to those in effect on the date hereof, and (h) comply in all material respects with all applicable Legal Requirements. Except as otherwise contemplated in this Agreement, the Shareholder shall use its best efforts to preserve the present relationships of each Company with persons having significant business relations therewith.

         Section 6.03 General Restrictions. Except as otherwise expressly permitted in this Agreement, without the prior written consent of GRS, no Company shall:

                           (i) (A) except as permitted by Sections 1.04 and 3.02 hereof, declare, set aside or pay any dividends on, or make any other distribution (whether in cash, stock or property) in respect of, any of its capital stock, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in view of or in substitution for shares of its capital stock, or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                           (ii) except as disclosed on Schedule 6.03(ii), issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

                           (iii) amend its articles of incorporation or bylaws (or similar organizational documents);

                           (iv) acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business of any corporation, partnership, joint venture, association or other business organization or division thereof or (B) any assets that are material, individually or in the aggregate, to the Company, except purchases of assets in the ordinary course of business consistent with past practice;

                           (v) sell, lease, license, mortgage or otherwise encumber or otherwise dispose of, or agree to sell, transfer, lease, mortgage, encumber or otherwise dispose of, any Properties except (A) in the ordinary course of business consistent with past practice, or
         (B) pursuant to any Company Contract or except as permitted by Sections
         1.04 and 3.02 hereof;

                           (vi) except as permitted by Section 1.04 hereof, (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company, guarantee any debt securities of another person, enter into any "keep well" or other agreements to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of the foregoing, except for borrowings incurred in the ordinary course of business consistent with past practice, or (B) make any loans, advances or capital contributions to, or investments in, any other person;

                           (vii) make or agree to make any new capital expenditure or expenditures which, individually, is in excess of $25,000 or, in the aggregate, are in excess of $50,000 (other than those required pursuant to currently outstanding Company Contracts or in the ordinary course of business consistent with past practice);

                           (viii) make any material tax election or settle or compromise any material tax liability;

                           (ix) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the Company Financial Statements (or the notes thereto) or incurred in the ordinary course of business consistent with past practice, or waive any material benefits of, or agree to modify in any material respect, any confidentiality, standstill or similar agreements to which the Company is a party;

                           (x) except in the ordinary course of business consistent with past practice, modify, amend or terminate any Company Contract;

                           (xi) except in the ordinary course of business consistent with past practice, enter into any contracts, agreements, arrangements or understandings relating to performance by third parties of the Company's services;

                           (xii) except as required to comply with applicable law (A) adopt, enter into, terminate or amend any benefit plan or other arrangement for the benefit or welfare of any director, officer or current or former employee, (B) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee (except in a manner consistent with past practice), (C) pay any benefit not provided for under any benefit plan,
         (D) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or benefit plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any benefit plans or agreement or awards made thereunder) or (E) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or benefit plan;

                           (xiii) make any change in any method of accounting or accounting practice or policy other than those required by GAAP; or

                           (xiv) authorize any of, or commit or agree to take any of, the foregoing actions.

         Section 6.04 Notice Regarding Changes. The Shareholder shall promptly inform GRS in writing of any change in facts and circumstances that could render any of the representations, warranties or covenants made herein by any Company or the Shareholder inaccurate or misleading if such representations and warranties had been made upon the occurrence of the fact or circumstance in question. GRS shall promptly inform the Shareholder in writing of any change in facts and circumstances that could render any of the representations and warranties made herein by it inaccurate or misleading if such representations and warranties had been made upon the occurrence of the fact or circumstance in question.

         Section 6.05 Consents and Best Efforts. Each of the parties hereto shall use all commercially reasonable good faith efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, and consult and fully cooperate with and provide reasonable assistance to each other party and their respective representatives in order to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable hereafter, including without limitation, (i) using all commercially reasonable good faith efforts to make all filings, applications, notifications, reports, submissions and registrations with, and to obtain all consents, approvals, authorizations or permits of, governmental entities or other persons or entities as are necessary for the consummation of the transactions contemplated by this Agreement, and (ii) taking such actions and doing such things as any other party hereto may reasonably request in order to cause any of the conditions to such other party's obligation to consummate the transactions contemplated hereby, as specified in Article VII of this Agreement, to be fully satisfied.

         Section 6.06 Casualty Loss. If, between the date of this Agreement and the Closing, any of the Properties of any Company shall be destroyed or damaged in whole or in part by fire, earthquake, flood, other casualty or any other cause which materially affects the ability of such Company to conduct its business (a "Casualty Loss"), then the Shareholder may, if requested by GRS, (i) cause such Company to cause such Properties to be repaired or replaced prior to the Closing with Property of substantially the same condition and function, (ii) cause such Company to deposit in a separate account an amount sufficient to cause such Property to be so repaired or replaced, or (iii) enter into contractual arrangements with such Company satisfactory to GRS so that the Company will have at the Closing the same economic value as if such casualty had not occurred.

         Section 6.07 Employee Matters. The Shareholder shall take (or cause each Company to take) all actions necessary or appropriate to cause each plan or benefit program or agreement in effect on the date of this Agreement to remain in full force and effect until the Closing Date; provided, however, that, to the extent requested in writing by GRS at least ten (10) days prior to the Closing Date, the Shareholder shall cause the Company to cease to sponsor, maintain or contribute to any plan or benefit program or agreement specified by GRS in such written request.

         Section 6.08 No Solicitation. The Shareholder and each Company and its officers, directors, employees, representatives and agents shall immediately cease any discussions or negotiations with any parties that may be ongoing with respect to a Third Party Acquisition Proposal (as defined below). Neither any Company nor the Shareholder shall, nor shall they permit any of their Affiliates to, nor shall they authorize or permit any of their officers, directors or employees or any investment banker, attorney or other advisor or representatives retained by them or any of their Affiliates to (i) solicit, initiate or knowingly encourage the submission of, any Third Party Acquisition Proposal, or
(ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action knowingly to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Third Party Acquisition Proposal. For purposes of this Agreement, "Third Party Acquisition Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of all or a portion or more of the assets of any Company or all or a portion of any class of equity securities of any Company or any offer to acquire or purchase that if consummated would result in any person beneficially owning all or a portion of any class of equity securities of any Company, or any merger, consolidation, business combination, sale of assets, recapitalization, liquidation, dissolution or similar transaction involving any Company, other than the transactions contemplated by this Agreement, or any other transaction the consummation of which could reasonably be expected to impede, interfere with, prevent or delay, or dilute materially the benefits to GRS of the transactions contemplated hereby.

         Section 6.09 Lock-Up Agreement. On or before the Closing, the Shareholder shall have entered into the Lock-Up Agreement.


                                   ARTICLE VII

                CONDITIONS TO SHAREHOLDER'S AND GRS' OBLIGATIONS

         Section 7.01 Conditions to Obligations of All Parties. The respective obligations of each party to carry out the transactions contemplated by this Agreement are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  (a) All filings with all Governmental Authorities required to be made in connection with the transactions contemplated hereby shall have been made, and all orders, permits, waivers, authorizations, exemptions, and approvals of such entities required to be in effect on the date of the Closing in connection with the transactions contemplated hereby shall have been issued, and all such orders, permits, waivers, authorizations, exemptions or approvals shall be in full force and effect on the date of the Closing; provided, however, that no provision of this Agreement shall be construed as requiring any party to accept, in connection with obtaining any other requisite approval, clearance or assurance of non-opposition, avoiding any challenge, or negotiating settlement, any condition that would materially change or restrict the manner in which any Company or GRS conducts or proposes to conduct its business, and no transfers of licenses shall occur prior to the Closing.

                  (b) None of the parties hereto shall be subject to any statute, rule, regulation, decree, ruling, injunction or other order issued by any Governmental Authorities of competent jurisdiction (collectively, an "Injunction") which prohibits, restrains, enjoins or restricts the consummation of the transactions contemplated by this Agreement.

         Section 7.02 Conditions to Obligations of the Shareholder. The obligations of the Shareholder to carry out the transactions contemplated by this Agreement are subject, at the option of the Shareholder, to the satisfaction, or waiver by the Shareholder, of the following conditions:

                  (a) GRS shall have furnished the Shareholder with a certified copy of all necessary corporate action on its behalf approving its execution, delivery and performance of this Agreement and each of the Collateral Agreements.

                  (b) All representations and warranties of GRS contained in this Agreement qualified by materiality shall be true and correct in all respects at Closing and all other representations and warranties of GRS contained in this Agreement shall be true and correct in all material respects at and as of the Closing, as if such representations and warranties were made at and as of the Closing, except for changes contemplated by the terms of this Agreement except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms thereof, and GRS shall have performed and satisfied in all material respects all covenants and agreements required by this Agreement to be performed and satisfied by GRS at or prior to the Closing; provided, however, that the Shareholder shall not be entitled to refuse to consummate the transaction in reliance upon its own breach or failure to perform.

                  (c) As of the Closing Date, no suit, action or other proceeding (excluding any such matter initiated by or on behalf of the Shareholder or any Company) shall be pending or threatened before any Governmental Authority seeking to restrain the Shareholder from effectuating the Stock Purchase or to prohibit the Closing or seeking Damages against the Shareholder or any Company as a result of the consummation of the transactions contemplated by this Agreement.

                  (d) GRS shall have executed the Escrow Agreement.

                  (e) GRS shall have executed and delivered to the Shareholder and each Company the documents referred to in Section 2.03 hereof.

                  (f) The Offering shall have been consummated on or before the Termination Date.

                  (g) The Shareholder shall have had the opportunity to review and comment upon the registration statement relating to the Offering.

                  (h) GRS shall have furnished the Shareholder and each Company with an Opinion Letter from Deloitte & Touche which provides that the consummation of the transactions described in this Agreement will qualify as a
Section 351 Plan of Exchange within the meaning of the Internal Revenue Code.

         Section 7.03 Conditions to Obligations of GRS. The obligations of GRS to carry out the transactions contemplated by this Agreement are subject, at the option of GRS, to the satisfaction, or waiver by GRS, of the following conditions:

                  (a) All of the Shares shall have been tendered to GRS.

                  (b) All representations and warranties of Shareholder and each Company contained in this Agreement qualified by materiality shall be true and correct in all respects at Closing and all other representations and warranties of the Shareholder and the Companies contained in this Agreement shall be true and correct in all material respects at and as of the Closing as if such representations and warranties were made at and as of the Closing, except for changes contemplated by the terms of this Agreement except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms thereof, and the Shareholder and the Companies shall have performed and satisfied in all material respects all agreements and covenants required by this Agreement to be performed and satisfied by Shareholder and the Companies at or prior to the Closing; provided, however, that GRS shall not be entitled to refuse to consummate the transaction in reliance upon its own breach or failure to perform.

                  (c) As of the Closing Date, no suit, action or other proceeding (excluding any such matter initiated by or on behalf of GRS) shall be pending or threatened before any court or governmental agency seeking to restrain GRS or prohibit the Closing or seeking Damages against GRS, the Shareholder, any Company or their Properties as a result of the consummation of the transactions contemplated by this Agreement.

                  (d) All notices required to be given in connection with the transactions contemplated by this Agreement shall have been duly and timely given, and there shall not be any preferential purchase rights or consent requirements with respect to the transactions contemplated by this Agreement that have not expired or been waived.

                  (e) Except for matters disclosed in the Schedules hereto, from the date hereof up to and including the Closing there shall not have been:

                      (i) any change in the business, operations, prospects or financial condition of any Company that had or would reasonably be likely to have a material adverse effect on the Assets, Business, operations, prospects, Properties, securities or financial condition ("Material Adverse Effect") of such Company; and

                      (ii) any damage, destruction or loss to any Company (whether or not covered by insurance) that had or would reasonably be likely to have a Material Adverse Effect on such Company.

                  (f) GRS shall have received the Company Financial Statements.

                  (g) The Shareholder shall have executed and delivered to GRS the Collateral Agreements.

                  (h) All proceedings to be taken by the Shareholder and the Companies in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to GRS and its counsel, and GRS and said counsel shall have received all such counterpart originals or certified or other copies of such documents as it or they may reasonably request.

                  (i) GRS shall have received written evidence, in form and substance satisfactory to GRS, of the consent to the transactions contemplated by this Agreement of all governmental, quasi-governmental and private third parties (including, without limitation, persons or other entities leasing real or personal property to any Company), except where the failure to have obtained any such consent would not have an adverse effect on any Company or GRS following the Closing.

                  (j) GRS shall be satisfied in its sole and absolute discretion with GRS' Due Diligence Investigation of each Company and shall have notified each Company in writing on or before July 1, 1998 that it has waived this condition precedent.

                  (k) GRS shall have determined, in its reasonable discretion, that all agreements between any Company and the Shareholder shall be on terms as favorable to such Company as such Company could have obtained pursuant to agreements with unaffiliated third parties.

                  (l) The Offering shall have been consummated on or before the Termination Date.
                                       10

                                  ARTICLE VIII

                                    SURVIVAL

         Section 8.01. Servival of Representations and Warranties of the Companies and the Shareholder. Notwithstanding any right of any party hereto fully to investigate the affairs of any other party hereto and notwithstanding any knowledge of facts determined or determinable by any party hereto pursuant to such investigation or right of investigation, each of GRS, on the one hand, and the Companies and the Shareholder, on the other hand, has the right to rely fully upon the representations, warranties, covenants and agreements of GRS or the Companies and the Shareholder, as the case may be, contained in this Agreement, or in any certificate delivered pursuant to any of the foregoing; provided, that no party hereto shall be entitled to rely on any representation or warranty made by any other party hereto herein to the extent that such party has actual knowledge, and the other party or parties (or any of them) are not aware, that such representation or warranty is untrue or incorrect in any material respect. All such representations, warranties, covenants and agreements shall survive the execution and delivery of this Agreement and the Closing hereunder, and, except as otherwise specifically provided in this Agreement and, except for all representations and warranties of the Shareholder contained in
Article IV and except with respect to the Basket Exclusions (as defined in Section 9.04), shall thereafter terminate and expire on the first anniversary of the Closing Date. The Basket Exclusions shall survive the Closing indefinitely, other than Section 3.28, which shall survive for the applicable statute of limitations.


                                   ARTICLE IX

                                 INDEMNIFICATION

         Section 9.01 Obligation of the Shareholder to Indemnify. Subject to the limitations contained in Article VIII and Article IX hereof, the Shareholder agrees to indemnify, defend and hold harmless GRS (and its Affiliates, successors and assigns and their respective officers and directors) from and against all losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys' fees and disbursements, but offset by any proceeds from insurance and taking into account the present value of any tax savings to GRS or the Companies resulting from such losses, liabilities, damages, deficiencies, costs or expenses) ("Losses") based upon, arising out of or otherwise in respect of (i) any inaccuracy in or any breach of any representation, warranty, covenant or agreement of any Company or the Shareholder contained in this Agreement, (ii) liabilities for Taxes incurred by the Companies with respect to actions prior to the Closing Date and (iii) any liability arising out of any subsequent adjustment by any tax authorities with respect to items attributable to periods prior to the Closing Date.

         Section 9.02 Obligation of GRS to Indemnify. GRS agrees to indemnify, defend and hold harmless the Shareholder from and against any Losses based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of GRS contained in this Agreement.

         Section 9.03      Notice and Opportunity to Defend.

                  (a) Notice of Asserted Liability. Promptly after receipt by any party hereto (the "Indemnitee") of notice of any demand, claim or circumstances which, with the lapse of time, would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss, the Indemnitee shall give notice thereof (the "Claims Notice") to any other party (or parties) obligated to provide indemnification pursuant to Section 9.01 or
9.02 (the "Indemnifying Party"). The Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee.

                  (b) Opportunity to Defend. The Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability. If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within thirty (30) days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability. If the Indemnifying Party elects not to compromise or defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnitee may pay, compromise or defend such Asserted Liability. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim over the objection of the other, provided, however, that consent to settlement or compromise shall not be unreasonably withheld. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in the defense of such Asserted Liability. If the Indemnifying Party chooses to defend the claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

                  (c) Disputes with Customers or Suppliers. Anything in Section 9.03(b) to the contrary notwithstanding, in the case of any Asserted Liability by any supplier, distributor, sales agent or customer of any Company with respect to the business conducted by such Company prior to the Closing in connection with which GRS may make a claim against the Shareholder for indemnification pursuant to Section 9.01, GRS shall give a Claims Notice with respect thereto but, unless GRS and the Indemnifying Party otherwise agree, the Shareholder shall have the exclusive right at its option to defend, at its own expense, any such matter, subject to the duty of the Shareholder to consult with GRS and its attorneys in connection with such defense and provided that no such matter shall be compromised or settled by the Shareholder without the prior consent of GRS, which consent shall not be unreasonably withheld. GRS shall have the right to recommend in good faith to the Shareholder proposals to compromise or settle claims brought by a supplier, distributor or customer, and the Shareholder agrees to present such proposed compromises or settlements to such supplier, distributor or customer. All amounts required to be paid in connection with any such Asserted Liability pursuant to the determination of any court, governmental or regulatory body or arbitrator, and all amounts required to be paid in connection with any such compromise or settlement consented to by GRS , shall be borne and paid by the Shareholder. The parties agree to cooperate fully with one another in the defense, compromise or settlement of any Asserted Liability.

         Section 9.04 Limitations on Indemnification. The indemnification provided for in Sections 9.01 and 9.02 shall be subject to the following limitations:

                  (i) The Shareholder shall not be obligated to pay any amounts for indemnification under this Article IX arising out of any Losses based upon, arising out of or otherwise in respect of any inaccuracy or breach disclosed in writing to GRS and specifically waived in writing by GRS prior to the Closing.

                  (ii) Neither GRS, the Companies nor the Shareholder shall be obligated to pay any amounts for indemnification under this Article IX, except those based upon, arising out of or otherwise in respect of Sections 3.02, 3.21, 3.28, 5.22, 5.29, 9.01 (ii) and (iii), 11.01 and 11.02 and Article IV hereof
(the "Basket Exclusions"), until the aggregate indemnification payments, exclusive of the Basket Exclusions, equals one percent (1%) of the Purchase Price (the "Basket Amount"), whereupon GRS, or the Companies and the Shareholder, as the case may be, shall be obligated to pay any indemnification payments, including the Basket Amount in full. It is expressly understood that the Basket Amount shall serve as a "trigger" for indemnification and not as a "deductible" (for example, if the indemnity claims for which GRS or the Shareholder would, but for the provisions of this subparagraph (ii), be liable is in the aggregate amount of $200,000, and 1% of the Purchase Price is $180,000, the Shareholder would then be liable for the entire $200,000 and not just $20,000). This Section 9.04(ii) will not apply to any breach of any representations and warranties of which any party had actual Knowledge at any time prior to the date on which such representation and warranty is made or any intentional breach by any party of any covenant or obligation, and GRS or the Shareholder, as the case may be, will be jointly and severally liable for all damages with respect to such breaches.

                  (iii) GRS, the Companies and the Shareholder shall be obligated to pay the Basket Exclusions without regard to the individual or aggregate amounts thereof and without regard to whether the aggregate amount of all other indemnification payments shall have exceeded, in the aggregate, the Basket Amount.

                  (iv) Notwithstanding anything to the contrary in this Agreement, except with respect to any breach of the representations and warranties set forth in Article IV hereof, neither GRS nor the Shareholder nor any Company shall have any obligation to indemnify the other parties for any breach of any representation, warranty or covenant under this Agreement for any amount of Losses in excess of the amount of the Escrow Fund.

                  (v) After the Closing, the indemnification rights set forth in this Article IX shall be each party's sole and exclusive remedy against the other party for any breach of any representation, warranty or covenant contained in this Agreement. Notwithstanding the foregoing, nothing herein shall prevent any party from bringing an action based on allegations of fraud in connection with this Agreement. In the event an action based upon allegations of fraud is brought, the prevailing party's attorneys' fees and costs shall be paid by the nonprevailing party.

                  (vi) GRS shall be deemed to have suffered Losses with respect to accounts receivable reflected on the Closing Date Unaudited Balance Sheet only if and to the extent that such accounts receivable, except for Contract Retention, remain uncollected 180 days from the Closing Date. Contract Retention will be considered uncollectible, and be deemed a Loss, if it remains uncollected 350 days from the Closing Date. GRS shall be deemed to have suffered Losses in an amount equal to the amount of such accounts receivable and Contract Retention which have not been collected within the time periods specified above. Any Losses claimed on such accounts receivable or Contract Retention will be credited back to the Escrow Fund to the extent such accounts receivable or Contract Retention are recovered within the period of the Escrow Agreement. To the extent that GRS suffers Losses from the failure to collect accounts receivable of any Company or Contract Retention and such Losses result in a set-off from the Escrow Fund, the related accounts receivable or Contract Retention shall be assigned to the Shareholder following, and to the extent of, such set-off.

         Section 9.05  Set-Off Rights.

                  (a) The Shareholder specifically agrees that, subject to
Section 9.04 and, paragraphs (b) and (c) of this Section 9.05, any claims for indemnification by GRS against the Shareholder hereunder shall be satisfied first against the Escrow Fund pursuant to the Escrow Agreement.

                  (b) GRS shall give the Shareholder not less than fifteen (15) days' notice (the "GRS Notice") of its intention to deduct or set-off any amounts pursuant to this Section 9.05, including in such notice a description of GRS' indemnification claim. If the Shareholder fails to object in writing to such deduction or set-off at least two business days prior to the date of the proposed set-off set forth in the GRS Notice (the "Set-Off Date"), then such proposed deduction or set-off shall become effective on such date and shall not be subject to further review, challenge or adjustment, absent fraud.

                  (c) If the Shareholder timely objects in writing to the set-off proposed in the GRS Notice, and if GRS and the Shareholder are unable to resolve such dispute on or prior to the Set-Off Date, then (i) the proposed deduction or set-off shall be effective only as to undisputed amounts, and (ii) any undisputed amounts shall be retained in escrow to be held and disbursed by the Escrow Agent in accordance with the terms of the Escrow Agreement. In the event that a dispute among the parties arises pursuant to this Section 9.05(c), the party who is later determined to have been in error in attempting to enforce or dispute the payment or set-off shall (i) pay the reasonable legal and accounting fees, costs and expenses incurred by the prevailing party in presenting, arguing and resolving such dispute and (ii) pay to the party to which such payment or set-off is determined to be payable an amount sufficient to equal a return at the rate of ten percent (10%) per annum on the disputed amount from the date payment of such amount was originally due through the date payment is actually made.


                                    ARTICLE X

                            POST-CLOSING OBLIGATIONS

         Section 10.01 Further Assurances. Following the Closing, each of the Companies, the Shareholder and GRS shall execute and deliver such documents, and take such other action, as shall be reasonably requested by any other party hereto to carry out the transactions contemplated by this Agreement.

         Section 10.02 Publicity. None of the parties hereto shall issue or make, or cause to have issued or made, any public release or announcement concerning this Agreement or the transactions contemplated hereby, without the advance approval in writing of the form and substance thereof by each of the other parties, and the parties shall endeavor jointly to agree on the text of any announcement or circular so approved or required.

         Section 10.03 Access to Records. From and after the Closing, (i) the Shareholder shall (A) permit GRS and its authorized employees, agents, accountants, legal counsel and other representatives to have access to the books, records, files, agreements and other information in the possession of the Shareholder or its Affiliates, and (B) use its best efforts to permit GRS and its authorized employees, agents, accountants, legal counsel and other representatives to have access to the employees, counsel, accountants and other representatives of the Shareholder and Affiliates, in each case, to the extent and at all times reasonably requested by GRS for the purpose of investigating or defending any claim made against the Shareholder or any Company in connection with periods ending on or before the Closing Date and (ii) GRS shall use its best efforts to permit the Shareholder and its authorized employees, agents, accountants, legal counsel and other representatives to have access to the employees, counsel, accountants and other representatives of GRS, the Companies and their Affiliates, in each case, to the extent and at all times reasonably requested by the Shareholder for the purpose of investigating or defending any claim made against the Shareholder in connection with Article IX.


                                   ARTICLE XI

                                  MISCELLANEOUS

         Section 11.01 Brokers. Regardless of whether the Closing shall occur,
(i) the Shareholder shall indemnify and hold harmless GRS and the Companies from and against any and all liability for any brokers or finders' fees arising with respect to brokers or finders retained or engaged by any Company or the Shareholder in respect of the transactions contemplated by this Agreement, and
(ii) GRS shall indemnify and hold harmless the Shareholder from and against any and all liability for any brokers' or finders' fees arising with respect to brokers or finders retained or engaged by GRS in respect of the transactions contemplated by this Agreement.

         Section 11.02 Attorneys' Fees. In the event any suit or other legal proceeding is brought for the enforcement of any of the provisions of this Agreement, the parties hereto agree that the prevailing party or parties shall be entitled to recover from the other party or parties upon final judgment on the merits reasonable attorneys' fees (and sales taxes thereon, if any), including attorneys' fees for any appeal, and costs incurred in bringing such suit or proceeding.

         Section 11.03 Notices. Any notice, request, instruction, correspondence or other document to be given hereunder by any party hereto to another (herein collectively called "Notice") shall be in writing and delivered personally or mailed by registered or certified mail, postage prepaid and return receipt requested, or by telecopier, as follows:

         GRS:                       General Roofing Services, Inc.
                                    951 South Andrews Avenue
                                    Pompano Beach, Florida  33069
                                    Attention: Mr. Gregg E. Wallick
                                    Telecopy No.: (954) 946-2583

         With a copy to:
                                    Baker & McKenzie
                                    1200 Brickell Avenue, 19th Floor
                                    Miami, Florida  33131
                                    Attention: Andrew Hulsh, Esq.
                                    Telecopy No.: (305) 789-8953

         THE SHAREHOLDER:           Gregg E. Wallick
                                    c/o General Roofing Services, Inc.
                                    951 South Andrews Avenue
                                    Pompano Beach, Florida  33069
                                    Telecopy No.: (954) 946-2583
         With a copy to:
                                    Baker & McKenzie
                                    1200 Brickell Avenue, 19th Floor
                                    Miami, Florida  33131
                                    Attention:  Andrew Hulsh, Esq.
                                    Telecopy No.:  (305) 789-8953


Each of the above addresses for notice purposes may be changed by providing appropriate notice hereunder. Notice given by personal delivery or registered mail shall be effective upon actual receipt. Notice given by telecopier shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next normal business day after receipt if not received during the recipient's normal business hours. All Notices by telecopier shall be confirmed by the sender thereof promptly after transmission in writing by registered mail or personal delivery. Anything to the contrary contained herein notwithstanding, Notices to any party hereto shall not be deemed effective with respect to such party until such Notice would, but for this sentence, be effective both as to such party and as to all other persons to whom copies are provided above to be given.

         Section 11.04 Governing Law. The provisions of this Agreement and the documents delivered pursuant hereto shall be governed by and construed in accordance with the laws of the State of Florida (excluding any conflict of law rule or principle that would refer to the laws of another jurisdiction). Each party hereto irrevocably submits to the jurisdiction of the Circuit Court located in Broward County, Florida, in any action or proceeding arising out of or relating to this Agreement or any of the Collateral Agreements, and each party hereby irrevocably agrees that all claims in respect of any such action or proceeding must be brought and/or defended in such court; provided, however, that matters which are under the exclusive jurisdiction of the Federal courts shall be brought in the Federal District Court for the Southern District of Florida. Each party hereto consents to service of process by any means authorized by the applicable law of the forum in any action brought under or arising out of this Agreement or any of the Collateral Agreements, and each party irrevocably waives, to the fullest extent each may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         Section 11.05 Representations and Warranties. Each of the representations and warranties of each of the parties to this Agreement shall be deemed to have been made at the date hereof and at and as of the Closing Date.

         Section 11.06 Entire Agreement, Amendments and Waivers. This Agreement, together with all exhibits and schedules attached hereto, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

         Section 11.07 Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns; but neither this Agreement nor any of the rights, benefits or obligations hereunder shall be assigned, by operation of law or otherwise, by any party hereto without the prior written consent of the other party. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties hereto and their respective permitted successors and assigns, any rights, benefits or obligations hereunder.

         Section 11.08 Remedies The rights and remedies provided by this Agreement are cumulative, and the use of any one right or remedy by any party hereto shall not preclude or constitute a waiver of its right to use any or all other remedies. Such rights and remedies are given in addition to any other rights and remedies a party may have by law, statute, or otherwise.

         Section 11.09 Exhibits and Schedules. The exhibits and schedules referred to herein are attached hereto and incorporated herein by this reference. Disclosure of a specific item in any one schedule shall be deemed restricted only to the Section to which such disclosure specifically relates except where (i) there is an explicit cross-reference to another Schedule, and
(ii) GRS could reasonably be expected to ascertain the scope of the modification to a representation intended by such cross-reference.

         Section 11.10 Multiples Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 11.11 References. Whenever required by the context, and as used in this Agreement, the singular number shall include the plural and pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identification the person may require. References to monetary amounts and specific named statutes are intended to be and shall be construed as references to United States dollars and statutes of the United States of the stated name, respectively, unless the context otherwise requires.

         Section 11.12 Survival. Any provision of this Agreement which contemplates performance or the existence of obligations after the Closing Date, and any and all representations and warranties set forth in this Agreement, shall not be deemed to be merged into or waived by the execution and delivery of the instruments executed at the Closing, but shall expressly survive Closing for the time period set forth in Section 8.01 hereof and shall be binding upon the party or parties obligated thereby in accordance with the terms of this Agreement, subject to any limitations expressly set forth in this Agreement.

                                   ARTICLE XII

                                   DEFINITIONS

         Capitalized terms used in this Agreement shall have the respective meanings ascribed to such terms in this Article XII, unless otherwise defined in this Agreement.


         Section 12.01 Affiliate. The term "Affiliate" shall mean, with respect to any person, any other person controlling, controlled by or under common control with such person. The term "Control" as used in the preceding sentence means, with respect to a corporation, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of the controlled corporation and, with respect to any person other than a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person.

         Section 12.02 Collateral Agreements. The term "Collateral Agreements" shall mean any or all of the following agreements, the forms of which are attached hereto as exhibits to this Agreement:

Exhibit B - Escrow Agreement

Exhibit C - Lock-Up Agreement

and any and all other agreements, instruments or documents required or expressly provided under this Agreement to be executed and delivered in connection with the transactions contemplated by this Agreement.

         Section 12.03 Company Assets. The term "Company Assets" shall mean, with respect to each Company, all of the Properties, Company Contracts, and Permits, that were Used by the Companies as of the Balance Sheet Date and those Used by the Companies at any time after that date until the Closing Date.

         Section 12.04 Contract Retention. The term "Contract Retention" shall mean any amounts withheld by customers from contract progress billing until final and satisfactory contract completion as determined by such customers.

         Section 12.05 Current Assets. The term "Current Assets" shall mean, with respect to each Company, cash and other assets that are expected to be converted into cash, sold or exchanged within one year from the Closing Date, including marketable securities, receivables, inventory and current prepayments.

         Section 12.06 Current Liabilities. The term "Current Liabilities" shall mean, with respect to each Company, all obligations of the Companies that are required by their terms to be repaid within one year from the Closing Date.

         Section 12.07 Damages. The term "Damages" shall mean any and all damages, liabilities, obligations, penalties, fines, judgments, claims, deficiencies, losses, costs, expenses and assessments (including without limitation income and other Taxes, interest, penalties and attorneys' and accountants' fees and disbursements).

         Section 12.08 Environmental Law. The term "Environmental Law" shall mean any governmental statute, law, ordinance, code, rule, regulation, order or decree relating to or imposing liability or standards of conduct as may now be in effect regarding any air emission, water discharge or use, storage, handling, generation or disposal of any Hazardous Substances, including, without limitation, the following, and all regulations promulgated thereunder or in connection therewith: the Comprehensive Environmental

Response, Compensation, and Liability Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Resource Conservation and Recovery Act, the Used Oil Recycling Act, the Occupational Safety and Health Act, the Federal Safe Drinking Water Act, the Federal Water Pollution Control Act, the Oil Pollution Act, the Emergency Planning and Community Right-to-Know Act, and all other federal, state, tribal and local laws, rules and regulations relating to protection of human health and the environment, reclamation of land, wetlands and waterways or relating to the use, storage, emissions, discharge, clean-up or release of Hazardous Substances on or into the work-place or the environment (including, without limitation, ambient air, oceans, waterways, wetlands, surface water, ground water (tributary and nontributary), land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of contaminants, as all of the foregoing may be amended, supplemented and reauthorized from time to time.


         Section 12.09 GAAP. The term "GAAP" shall mean generally accepted accounting principles applied on a basis consistent with past practices (except for the omission of footnotes in any interim financial statements).

         Section 12.10 Governmental Authorities. The term "Governmental Authorities" shall mean any nation or country (including but not limited to the United States) and any commonwealth, territory or possession thereof and any political subdivision of any of the foregoing, including but not limited to courts, departments, commissions, boards, bureaus, agencies, ministries or other instrumentalities.

         Section 12.11 Hazardous Substances. The term "Hazardous Substances" shall mean industrial, toxic or hazardous substances or wastes or other pollutants, contaminants, petroleum products, asbestos, polychlorinated biphenyls ("PCBs") or chemicals, all as defined and regulated under Environmental Law.

         Section 12.12 Knowledge. The term "Knowledge" shall mean the actual knowledge of a party or, in the case of the Companies or GRS, any of their respective directors or executive officers who are shareholders with respect to the representation being made, and such knowledge of any such persons as reasonably should have obtained upon due investigation and inquiry into the representation being made.

         Section 12.13 Legal Requirements. The term "Legal Requirements", when described as being applicable to any person, shall mean any and all laws (statutory, judicial or otherwise), ordinances, regulations, judgments, orders, directives, injunctions, writs, decrees or awards of, and any contracts with, any Governmental Authority, in each case as and to the extent applicable to such person or such person's business, operations or Properties.

         Section 12.14 Permits. The term "Permits" shall mean any and all permits or orders under any Legal Requirement or otherwise granted by any Governmental Authority.

         Section 12.15 Properties. The term "Properties" shall mean any and all properties and assets (real, personal or mixed, tangible or intangible).

         Section 12.16 Regulations. The term "Regulations" shall mean any and all regulations promulgated by the Department of the Treasury pursuant to the Code.

         Section 12.17 Taxes. The term "Taxes" means any federal, states, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         Section 12.18 Tax Returns. The term "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         Section 12.19 Used. The term "Used" shall mean, with respect to the Properties, Company Contracts or Permits of the Companies, those owned, leased, licensed or otherwise held by each Company which were acquired for use or held for use by each Company in connection with such Company's business and operations, whether or not reflected on such Company's books of account.

         Section 12.20 Deferred Income Taxes. The term "Deferred Income Taxes" shall mean the deferred tax assets and liabilities required to be recorded under GAAP to reflect the tax effect of temporary differences between the financial statements carrying values and the tax bases of assets and liabilities.

                                *   *   *   *   *

                  [remainder of page intentionally left blank]

EXECUTED as of the date first written above.


                                    GENERAL ROOFING SERVICES, INC.

                                    By:/s/ Gregg E. Wallick
                                       ----------------------------------------
                                       Gregg E. Wallick, President


                                    GRI OF WEST FLORIDA, INC.

                                    By:/s/ Gregg E. Wallick
                                       ----------------------------------------
                                       Gregg E. Wallick, President


                                    DAKOTA LEASING, INC.

                                    By:/s/ Gregg E. Wallick
                                       ----------------------------------------
                                       Gregg E. Wallick, President


                                    GENERAL ROOFING ACQUISITION CORP.

                                    By:/s/ Gregg E. Wallick
                                       ----------------------------------------
                                       Gregg E. Wallick, President


                                    GRI OF SOUTH FLORIDA, INC.

                                    By:/s/ Gregg E. Wallick
                                       ----------------------------------------
                                       Gregg E. Wallick, President


                                    GRI OF ORLANDO, INC.

                                    By:/s/ Gregg E. Wallick
                                       ----------------------------------------
                                       Gregg E. Wallick, President


                                    SHAREHOLDER:


                                    /s/ Gregg E. Wallick
                                    -------------------------------------------
                                    Gregg E. Wallick

                                    EXHIBIT A



                                                              Shares of Common
Name of Company                                               Stock Outstanding
---------------                                               -----------------

GRI of South Florida, Inc...........................................100
GRI of Orlando, Inc.................................................100
GRI of West Florida, Inc............................................500
Dakota Leasing, Inc.................................................500
General Roofing Acquisition Corp....................................500

                                    EXHIBIT D


                                   ARTICLE III

       REPRESENTATIONS AND WARRANTIES OF THE COMPANIES AND THE SHAREHOLDER

         The Companies and the Shareholder, jointly and severally, represent and warrant to GRS that:

         Section 3.01 Corporate Existence and Qualification: Corporate Documents

                  (a) Each Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and is not required to be qualified to do business as a foreign corporation in any other jurisdiction where the failure to so qualify would have a Material Adverse Effect on such Company. Each Company has all required corporate power and authority to own its Properties and to carry on its business as presently conducted. The articles of incorporation and bylaws of each Company, copies of which are attached as Schedule 3.01(a), are complete and reflect all amendments thereto through the date hereof.

                  (b) The stock and minute books of each Company that have been made available to GRS for review contain a complete and accurate record of all shareholders of each Company and all material actions of the shareholders and directors (and any committees thereof) taken at meetings of shareholders or directors of such Company.

                  (c) None of the Companies has any subsidiaries, participate in any partnership or joint venture, or own any outstanding capital stock of any other corporation.

         Section 3.02 Capitalization and Ownership.

                  As of the date of this Agreement, the issued and outstanding Shares of the Companies are owned of record and beneficially by the Shareholder as set forth on Exhibit A hereof. All of the presently outstanding shares of capital stock of the Companies have been validly authorized and issued and are fully paid and nonassessable. None of the Companies has issued any other shares of its capital stock and there are no outstanding options, warrants, subscriptions or other rights or obligations to purchase or acquire any of such shares, nor any outstanding securities convertible into or exchangeable for such shares, except as set forth on Schedule 3.02. Except as contemplated under this Agreement, there are no agreements to which any Company is a party regarding the issuance, registration, voting or transfer of its outstanding shares of its capital stock. Except for possible dividends to be issued in connection with the Excluded Assets as described in Section 1.04 and dividends related to the payment of the Shareholder's tax liabilities with respect to earnings of the Companies up to the Closing Date, no dividends are accrued but unpaid on any capital stock of the Companies.

         Section 3.03 No Preemptive Rights; Registration Rights. There are no preemptive rights affecting the issuance or sale of the Shares.

         Section 3.04 No Company Defaults or Consents. Except as otherwise set forth in Schedule 3.04 attached hereto, neither the execution and delivery of this Agreement nor the carrying out of the transactions contemplated hereby will:

                  (i) violate or conflict with any of the terms, conditions or provisions of the articles of incorporation or bylaws of any Company;

                  (ii) violate any Legal Requirements applicable to any Company;

                  (iii) violate, conflict with, result in a breach of, constitute a default under (whether with or without notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or give any other party the right to terminate, any Company Contract or Permit applicable to any Company;

                  (iv) result in the creation of any lien, charge or other encumbrance on the shares of capital stock or any Property of any Company; or

                  (v) require the Shareholder or any Company to obtain or make any waiver, consent, action, approval or authorization of, or registration, declaration, notice or filing with, any private non-governmental third party or any Governmental Authority. Any and all consents required to be obtained by the Companies as set forth in Schedule 3.04 shall be obtained and copies thereof delivered to GRS upon execution of this Agreement.

         Section 3.05 No Proceedings. Except as set forth on Schedule 3.05, no suit, action or other proceeding is pending or, to the Knowledge of the Companies or the Shareholder, threatened before any Governmental Authority seeking to restrain the Shareholder or prohibit its entry into this Agreement or prohibit the Closing, or seeking damages against the Companies or their respective Properties, as a result of the consummation of the transactions contemplated by this Agreement.

         Section 3.06 Financial Statements. Attached as Schedule 3.06 are true and correct copies of each Company's (i) Closing Date Unaudited Balance Sheet,
(ii) the combined unaudited balance sheet as of March 31, 1998 (the "Interim Company Balance Sheet") and the combined related statement of income and shareholder's equity for the five (5) months ended March 31, 1998 (the "Interim Company Financial Statements"), as well as (iii) each Company's combined balance sheet and statements of income, shareholder's equity and cash flow as of and for each of the three fiscal years ended October 31, 1997 (the "Company Financial Statements"). The Company Financial Statements (i) have been prepared from the books and records of each Company, (ii) present fairly the financial condition of each Company and their respective results of operations as at and for the respective periods then ended, and (iii) have been prepared in accordance with GAAP.

         Section 3.07 Liabilities and Obligations. Except as set forth in
Schedule 3.07, the Company Financial Statements reflect all liabilities of the Companies as determined in accordance with generally accepted accounting principles arising out of transactions effected or events occurring on or prior to the date of the Interim Company Balance Sheet, except for liabilities not exceeding $10,000 in the aggregate. All reserves shown in the Company Financial Statements are appropriate and reasonable to provide for losses thereby contemplated. Except as set forth in the Company Financial Statements (including the Notes thereto), no Company is liable upon or with respect to, or obligated in any other way to provide funds in respect of or to guarantee or assume in any manner, any debt, obligation or dividend of any person, corporation, association, partnership, joint venture, trust or other entity.

         Section 3.08 Accounts Receivable. Except as otherwise set forth in
Schedule 3.08, the accounts receivable reflected on the Interim Company Balance Sheet and all accounts receivable arising between the date of the Interim Company Balance Sheet (the "Interim Company Balance Sheet Date") and the date hereof, arose from bona fide transactions in the ordinary course of business, and the goods and services involved have been sold, delivered and performed to the account of the obligors, and no further filings (with Governmental Authorities, insurers or others) are required to be made, no further goods are required to be provided. No such account has been assigned or pledged to any other person, firm or corporation, and, except only to the extent fully reserved against as set forth in the Interim Company Balance Sheet, no defense or setoff to any such account has been asserted by the account obligor.

         Section 3.09 Employee Matters.

                  (a) Schedule 3.09(a) contains a complete and accurate list of the names, titles and compensation of all executive officers of each Company, regardless of compensation levels, and other employees who are currently compensated at a rate in excess of $50,000 per year (including any reasonably anticipated bonus) or who earned in excess of $50,000 during such Company's fiscal year ended October 31, 1997 (collectively, the "Company Key Employees"). In addition, Schedule 3.09(a) contains a complete and accurate description of
(i) all increases in compensation of the Company Key Employees during the fiscal years of each Company ended October 31, 1997 and October 31, 1996, respectively, and (ii) any promised increases in compensation of the Company Key Employees that have not yet been effected.

                  (b) Schedule 3.09(b) contains a complete and accurate list of all Compensation Plans sponsored by each Company or to which each Company contributes on behalf of its employees, other than Employee Benefit Plans listed in Schedule 3.10. As used herein, "Compensation Plans" shall mean and include, without limitation, plans, arrangements or practices that provide for severance pay, deferred compensation, incentive, bonus or performance awards, and stock ownership or stock options.

                  (c) Schedule 3.09(c) contains a complete and accurate list of all Employment Agreements. As used in this Section 3.09(c) and in Section 3.09(e) hereof, "Employment Agreements" shall mean and include, without limitation, employee leasing agreements, employee services agreements and noncompetition agreements to which any Company is a party.

                  (d) Each Company has provided GRS with a complete and accurate list of all significant written employee policies and procedures of such Company.

                  (e) To the Knowledge of each Company, no unwritten material amendments have been made, whether by oral communication, pattern of conduct or otherwise, with respect to any Compensation Plans, Employment Agreements or employee policies and procedures.

                  (f) To the Knowledge of each Company, except as set forth in
Schedule 3.09(f), such Company (i) has been and is in material compliance with all laws, rules, regulations and ordinances respecting employment and employment practices, terms and conditions of employment and wages and hours, and (ii) is not liable in any material amount for any arrears of wages or penalties for failure to comply with any of the foregoing. No Company has engaged in any unfair labor practice or discriminated on the basis of race, color, religion, sex, national origin, age or handicap in its employment conditions or practices. To the Knowledge of each Company, there are no (i) material unfair labor practice charges or complaints or racial, color, religious, sex, national origin, race or handicap discrimination charges or complaints pending or threatened against any Company before the National Labor Relations Board or any similar state or foreign commission or agency or (ii) existing or threatened material labor strikes, disputes, grievances, controversies or other labor troubles affecting any Company.

                  (g) Except as set forth on Schedule 3.09 (g), (i) no Company has ever been a party to any agreement with any union, labor organization or collective bargaining unit, (ii) the employees of each Company have not been represented by any union, labor organization or collective bargaining unit and
(iii) the employees of each Company have not threatened to organize or join a union, labor organization or collective bargaining unit.

                  (h) Except as disclosed on Schedule 3.09(h), no Company Key Employee has indicated his or her desire or intent to terminate employment with any Company, and no Company has any present intent of terminating the employment of any Company Key Employee.

         Section 3.10 Employee Benefit Matters.

                  (a) Schedule 3.10 contains a complete and accurate list of all Employee Benefit Plans sponsored by each Company or to which each Company contributes on behalf of its employees and all Employee Benefit Plans previously sponsored or contributed to on behalf of its employees within the three years preceding the date hereof. No unwritten amendment exists with respect to any Employee Benefit Plan. For purposes of this Agreement an "Employee Benefit Plan" means each employee benefit plan, as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                  (b) Each Employee Benefit Plan has been administered and maintained in compliance with all laws, rules and regulations, except for such noncompliance that would not have a Material Adverse Effect on such Company. No Employee Benefit Plan is currently the subject of an audit, investigation, enforcement action or other similar proceeding conducted by any state or federal agency. No prohibited transactions (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the "Code")) have occurred with respect to any Employee Benefit Plan. No pending or, to the Knowledge of any Company, threatened, claims, suits or other proceedings exist with respect to any Employee Benefit Plan other than normal benefit claims filed by participants or beneficiaries.

                  (c) No accumulated funding deficiency (within the meaning of Section 412 of the Code), whether waived or unwaived, exists with respect to any Employee Benefit Plan or any plan sponsored by any member of a "controlled group" (as defined in Section 414(b) of the Code ("Controlled Group"). With respect to each Employee Benefit Plan subject to Title IV of ERISA, the assets of each such plan are at least equal in value to the present value of accrued benefits determined on an ongoing basis as of the date hereof. With respect to each Employee Benefit Plan described in Section 501(c)(9) of the Code, the assets of each such plan are at least equal in value to the present value of accrued benefits as of the date hereof. Neither any Company nor any member of a Controlled Group has any liability to pay excise taxes with respect to any Employee Benefit Plan under applicable provisions of the Code or ERISA. Neither the Company nor any member of a Controlled Group is or ever has been obligated to contribute to a multiemployer plan within the meaning of Section 3(37) of ERISA.

                  (d) No reportable event (within the meaning of Section 4043 of ERISA) for which the notice requirement has not been waived has occurred with respect to any Employee Benefit Plan subject to the requirements of Title IV of ERISA.

                  (e) No Company has an obligation or commitment to provide medical, dental or life insurance benefits to or on behalf of any of its employees who may retire or any of its former employees who have retired from employment with such Company.

         Section 3.11 Absence of Certain Changes. Except as set forth in
Schedule 3.11, from the Interim Company Balance Sheet Date to the date of this Agreement, the Company has not:

                  (a) suffered any material adverse change, whether or not caused by any deliberate act or omission of any Company, or any Shareholder, in its condition (financial or otherwise), operations, assets, liabilities, business or prospects;

                  (b) contracted for the purchase of any capital assets having a cost in excess of $25,000 or paid any capital expenditures in excess of $25,000, except in the ordinary course of business consistent with past practice;

                  (c) incurred any indebtedness for borrowed money or issued or sold any debt securities, except in the ordinary course of business consistent with past practice;

                  (d) incurred or discharged any liabilities or obligations except in the ordinary course of business consistent with past practice;

                  (e) paid any amount on any indebtedness prior to the due date, forgiven or canceled any debts or claims or released or waived any rights or claims, except in the ordinary course of business consistent with past practice;

                  (f) mortgaged, pledged or subjected to any security interest, lien, lease or other charge or encumbrance any of its Properties or Company Assets, except in the ordinary course of business consistent with past practice;

                  (g) suffered any damage or destruction to or loss of any Company Assets (whether or not covered by insurance) that has materially adversely affected, or could materially adversely affect, its business;

                  (h) acquired or disposed of any Company Assets except in the ordinary course of business consistent with past practice or as permitted by
Section 1.04 hereof;

                  (i) written up or written down the carrying value of any of the Company Assets, except in the ordinary course of business consistent with past practice;

                  (j) changed any accounting principles methods or practices followed or changed the costing system or depreciation methods of accounting for the Company Assets;

                  (k) waived any material rights or forgiven any material claims;

                  (l) lost, terminated or experienced any change in the relationship with any employee, customer, joint venture partner or supplier, which termination or change has materially and adversely affected, or could reasonably be expected to materially and adversely affect, its business or Company Assets;

                  (m) increased the compensation of any director or officer;

                  (n) increased the compensation of any employee except in the ordinary course of business consistent with past practice;

                  (o) made any payments to or loaned any money to any person or entity except in the ordinary course of business consistent with past practice;

                  (p) formed or acquired or disposed of any interest in any corporation, partnership, joint venture or other entity;

                  (q) redeemed, purchased or otherwise acquired, or sold, granted or otherwise disposed of, directly or indirectly, any of its capital stock or securities or any rights to acquire such capital stock or securities, or agreed to change the terms and conditions of any such rights or paid any dividends or made any distribution to the holders of any Company's capital stock;

                  (r) entered into any material agreement with any person or group, or modified or amended in any material respect the terms of any material existing agreement except in the ordinary course of business consistent with past practice;

                  (s) entered into, adopted or amended any Employee Benefit Plan; or

                  (t) entered into any agreement (written or oral) to do any of the foregoing, except in the ordinary course of business consistent with past practice.

         Section 3.12 Commitments. (a) Except the material contracts, agreements, commitments and other arrangements, whether oral or written, to which each Company is a party (the "Company Contracts") set forth in Schedule 3.12, no Company has entered into, nor is the capital stock, the assets or the business of such Company bound by, whether or not in writing, any

                  (i) partnership or joint venture agreement;

                  (ii) deed of trust or other security agreement, except in the ordinary course of business;

                  (iii) guaranty or suretyship, indemnification or contribution agreement or performance bond;

                  (iv) employment, consulting or compensation agreement or arrangement, including the election or retention in office of any director or officer;

                  (v) labor or collective bargaining agreement;

                  (vi) debt instrument, loan agreement or other obligation relating to indebtedness for borrowed money or money lent or to be lent to another, except in the ordinary course of business;

                  (vii) deed or other document evidencing an interest in or contract to purchase or sell real property;

                  (viii) agreement with dealers or sales or commission agents, investment bankers, financial advisors, business brokers, public relations or advertising agencies, accountants or attorneys, except with respect to confidentiality agreements;

                  (ix) lease of real or personal property, whether as lessor, lessee, sublessor or sublessee, except in the ordinary course of business and excluding the real estate leases set forth on Schedule 3.15(c);

                  (x) agreement between any Company and any Affiliate;

                  (xi) agreement relating to any material matter or transaction in which an interest is held by a person or entity that is an Affiliate of any Company;

                  (xii) any agreement for the acquisition of services, supplies, equipment or other personal property and involving more than $25,000 in the aggregate, except in the ordinary course of business;

                  (xiii) powers of attorney;

                  (xiv) contracts containing noncompetition covenants;

                  (xv) any other contract or arrangement that involves either an unperformed commitment in excess of $5,000 or that terminates more than thirty
(30) days after the date hereof, except in the ordinary course of business;

                  (xvi) agreement relating to any material matter or transaction in which an interest is held by any person or entity referred to in Section 3.23 hereof; or

                  (xvii) any other agreement or commitment not made in the ordinary course of business that is material to the business or financial condition of any Company.

True, correct and complete copies of the written Company Contracts, and true, correct and complete written descriptions of the oral Company Contracts, have heretofore been delivered or made available to GRS in accordance with, and subject to the limitations of, GRS' Due Diligence Investigation. There are no existing material defaults, material events of default or events, occurrences, acts or omissions that, with the giving of notice or lapse of time or both, would constitute material defaults by any Company, and no material penalties have been incurred nor are amendments pending, with respect to the Company Contracts. The Company Contracts are in full force and effect and are valid and enforceable obligations of each Company, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and except as the availability of equity remedies may be limited by the application of general principles of equity (regardless of whether such equitable principles are applied in a proceeding at law or in equity). No Company has received notice of any material default with respect to any Company Contracts. For the purposes of this Section 3.12(a), the term "material" shall mean a condition the existence or breach of which could result in damage or loss to any Company valued in excess of $5,000 individually or $25,000 in the aggregate.

                  (b) Except as contemplated hereby, no Company has received notice of any plan or intention of any other party to any Company Contract to exercise any right to cancel or terminate any Company Contract. No Company currently contemplates, and has no reason to believe any person or entity currently contemplates, any amendment or change to any Company Contract. None of the customers, joint venture partners or suppliers of the Companies has refused, or communicated that it will or may refuse, to purchase or supply goods or services, as the case may be, or has communicated that it will or may substantially reduce the amounts of goods or services that it is willing to purchase from, or sell to, any Company.

         Section 3.13 Insurance. Each Company has had in effect, and will maintain through the Closing Date, comprehensive insurance coverage with respect to all of its completed operations. Each Company has previously made available to GRS all insurance policies of such Company. All of such policies are valid and enforceable against such Company, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and except as the availability of equity remedies may be limited by the application of general principles of equity (regardless of whether such equitable principles are applied in a proceeding at law or in equity).

         Section 3.14 Patents, Trade-marks, Service Marks and Copyrights.

                  (a) Each Company owns all patents, trade-marks, service marks and copyrights (collectively "Proprietary Rights"), if any, necessary to conduct its business, or possesses adequate licenses or other rights, if any, therefor, without conflict with the rights of others. Set forth in Schedule 3.14(a) is a true and correct description of all Proprietary Rights.

                  (b) Each Company has the sole and exclusive right to use the Proprietary Rights without infringing or violating the rights of any third parties and, upon the consummation of the Stock Purchase, GRS will have the right to use all Proprietary Rights without any obligation to pay any additional amounts whatsoever. Use of the Proprietary Rights does not require the consent of any other person and the Proprietary Rights are freely transferable. No claim has been asserted by any person to the ownership of or right to use any Proprietary Right or challenging or questioning the validity or effectiveness of any license or agreement constituting a part of any Proprietary Right. Each of the Proprietary Rights is valid and subsisting, has not been canceled, abandoned or otherwise terminated and, if applicable, has been duly issued or filed.

         Section 3.15 Title to Assets; Condition of Assets.

                  (a) A description of all interests in real property owned by each Company is set forth in Schedule 3.15(a).

                  (b) Except as disclosed on Schedule 3.15(b), each Company has good and marketable title to the Company Assets, including, without limitation, those reflected on the Interim Company Balance Sheet (other than those since disposed of in the ordinary course of business), free and clear of all security interests, liens, charges and other encumbrances, except for (i) liens for taxes not yet due and payable or being contested in good faith in appropriate proceedings, and (ii) encumbrances that are incidental to the conduct of its businesses or ownership of property, not incurred in connection with the borrowing of money or the obtaining of credit, and which do not in the aggregate materially detract from the value of the assets affected or materially impair their use by such Company. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Companies are in good operating condition and repair, normal wear and tear excepted, are adequate and sufficient for each Company's business and conform in all material respects with all applicable ordinances, regulations and laws relating to their use and operation.

                  (c) A listing of all real property leases, their terms and total lease payments is attached hereto as Schedule 3.15(c). Each Company enjoys peaceful and undisturbed possession under all real property leases under which each Company is operating, and all such leases are valid and subsisting and none of them is in default, except for those defaults which, individually or in the aggregate, would not have a Material Adverse Effect upon any Company.

         Section 3.16 Compliance with Laws. Each Company has all material franchises, Permits, licenses and other rights and privileges necessary to permit it to own its properties and to conduct its businesses as presently conducted. The business and operations of each Company have been and are being conducted in accordance in all material respects with all applicable laws, rules and regulations, and no Company is in violation of any judgment, law or regulation except where any such violation would not have a Material Adverse Effect on any Company.

         Section 3.17 Litigation: Default. Except as otherwise set forth in
Schedule 3.17, there are no claims, actions, suits, investigations or proceedings against any Company pending or, to the Knowledge of each Company, threatened in any court or before or by any Governmental Authority, or before any arbitrator, that could reasonably be expected to have a Material Adverse Effect (whether covered by insurance or not) on any Company. Except as otherwise set forth in Schedule 3.17, no Company is in default under, and no condition exists (whether covered by insurance or not) that with or without notice or lapse of time or both would (i) constitute a default under, or breach or violation of, any Company Contract or any Legal Requirement or Permit applicable to any Company, or (ii) accelerate or permit the acceleration of the performance required under, or give any other party the right to terminate, any Company Contract, other than defaults, breaches, violations or accelerations that would not have a Material Adverse Effect on any Company.

         Section 3.18 Environmental Matters.

                  (a) Except as listed in Schedule 3.18(a), to the Knowledge of each Company, there are no PCBs, TCE, PCE, or asbestos containing materials generated, used, treated, stored, maintained, disposed of, or otherwise deposited in, or located on any premises at which any Company's business (the "Company Business") is or was, or at which the business or, to the Knowledge of any Company, its predecessors was, located which would have a Material Adverse Effect on any Company.

                  (b) Except as described in Schedule 3.18(b), there are and were no underground storage tanks used, stored, maintained, located on any premises at which Company Business is or was, or, to knowledge of any Company, at which the business of its predecessors was, located which would have a Material Adverse Effect on any Company. With respect to underground storage tanks, Schedule 3.18(b) sets forth the size, location, construction, installation date, use and testing history of all underground storage tanks (whether or not excluded from regulation under Environmental Law), including all underground storage tanks in use, out of service, closed, abandoned, decommissioned, or sold to a third party.

                  (c) Except as listed in Schedule 3.18(c), to the Knowledge of each Company, there has been no "release" as defined in 42 U.S.C. 9601(22) or, to the best knowledge of each Company, threat of a "release" of any Hazardous Substance on, from or under any premises from which (i) any Company's operations have been or are being conducted related to the Company Business. or (ii) to the Knowledge of any Company, the operations of any predecessor of any Company which would have a Material Adverse Effect on any Company.

                  (d) Except as listed in Schedule 3.18(d), neither any Company nor its predecessors have received written notice alleging any potential liability with respect to the contamination, investigation, or cleanup of any site at which Hazardous Substances have been or have alleged to have been generated, treated, stored, discharged, emitted or disposed of and, to the Knowledge of any Company, there are no past or present events, facts, conditions or circumstances which may interfere with or prevent material compliance by any Company with Environmental Law, or with any order, decree, judgment, injunction, notice or demand issued, entered, promulgated or approved thereunder, or which may give rise to any liability under applicable law including, without limitation, any Environmental Law, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, notice of violation, study or investigation, based on or related to the manufacture, process, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment of Hazardous Substances by any Company or, to the Knowledge of any Company, by any predecessor of any Company, as a result of any act or omission of any Company or predecessors related to the Company Business.

                  (e) Except as disclosed in Schedule 3.18(e), all of the Companies' and, to the Knowledge of each Company, their predecessors', Hazardous Substances disposal and recycling practices related to the Company Business have been accomplished in material compliance with all applicable Environmental Laws.

         Each Company's representation(s) with respect to this Section 3.18 shall not be interpreted to imply that GRS has constructive knowledge regarding any aspect of the Company Business with respect to environmental matters nor to limit the scope of any of the Companies' or the Shareholder's representations under this Agreement. No such due diligence examination or related activities of, or on behalf of, GRS however, shall constitute a waiver or relinquishment by GRS of its right to rely upon any Company's or the Shareholder's representations, warranties, covenants and agreements as made herein or pursuant hereto, and no such disclosure shall constitute an assumption by GRS of any conditions or liabilities, and such disclosure shall not relieve any Company or any Shareholder of its duties and obligations hereunder.

         Section 3.19 Banks. Schedule 3.19 sets forth (i) the name of each bank, trust company or other financial institution and stock or other broker with which any Company has an account, credit line or safe deposit box or vault, (ii) the names of all persons authorized to draw thereon or to have access to any safe deposit box or vault, (iii) the purpose of each such account, safe deposit box or vault, and (iv) the names of all persons authorized by proxies, powers of attorney or other like instrument to act on behalf of any Company in matters concerning any of its business or affairs. Except as otherwise set forth in
Schedule 3.19, no such proxies, powers of attorney or other like instruments are irrevocable.

         Section 3.20 Suppliers and Customers Sales. Schedule 3.20 sets forth each Company's material suppliers, together with the dollar amount of goods purchased by the Company from each such supplier during the twelve (12) month period ended October 31, 1997 and the five (5) month period ended March 31, 1998, as well as each of the principal customers of each Company. Except as otherwise set forth in Schedule 3.20, since October 31, 1997, there has been no material adverse change in the business relationship of any Company with any supplier or customer named in Schedule 3.20. No customer or supplier named in
Schedule 3.20 has terminated or materially altered, or notified any Company of any intention to terminate or materially alter, its relationship with such Company, and no Company has any reason to believe that any such customer or supplier will terminate or materially alter its relationship with such Company or to materially decrease its services or supplies to such Company or its direct or indirect usage of the services of any Company. For purposes of Sections 3.20 and 3.23, "material suppliers" refers to suppliers from whom any Company purchased five percent (5%) or more of the total amount of the goods purchased by such Company during the twelve (12) month period ended October 31, 1997 and the five (5) month period ended March 31, 1998, and "principal customers" refers to customers who accounted for 5% or more of any Company's total revenues during the twelve (12) month period ended October 31, 1997 and the five (5) month period ended March 31, 1998.

         Section 3.21 Brokerage. There are no claims for brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by any Company or the Shareholder.

         Section 3.22 Disclosure; Due Diligence. This Agreement and the Exhibits and Schedules hereto, when taken as a whole with other documents and certificates furnished by each Company or the Shareholder to GRS or its counsel, do not contain any untrue statement of material fact or omit any material fact necessary in order to make the statements therein not misleading; provided, however, certain materials provided to GRS contain projections and estimates of future events, and such projections and estimates have been based upon certain assumptions that management of each Company made in good faith and believed are reasonable at the time such materials were prepared.

         Section 3.23 Ownership Interests of Interested Persons. Except as set forth in Schedule 3.23, no director or executive officer of each Company or their respective spouses or children, owns directly or indirectly, on an individual or joint basis, any material interest in, or serves as an officer or director of, any principal customer or material supplier which has a business relationship with any Company or any organization that has a material contract or arrangement with any Company.

         Section 3.24 Investments in Competitors. Except as provided in Schedule 3.24, no director or executive officer of any Company owns directly or indirectly any material interest or has any investment equal to 5% or more of the outstanding voting securities in any corporation, business or other person that is a direct competitor of any Company.

         Section 3.25 Certain Payments. Neither any Company, nor any director, officer or employee of any Company, has paid or caused to be paid, directly or indirectly, in connection with the business of any Company: (a) to any government or agency thereof or any agent of any supplier or customer any bribe, kick-back or other similar payment; or (b) any material contribution to any political party or candidate (other than from personal funds of directors, officers or employees not reimbursed by their respective employers or as otherwise permitted by applicable law).

         Section 3.26 Government Inquiries. Except as set forth on Schedule 3.26, there have been no material inspection reports, questionnaires, inquiries, demands or requests for information received by any Company from, or any material statement, report or other document filed by any Company with, the federal government or any federal administrative agency (including but not limited to, the Justice Department, Internal Revenue Service, Department of Labor, Occupational Safety and Health Administration, Federal Trade Commission, National Labor Relations Board, and Interstate Commerce Commission), any state securities administrator or any local or state taxing authority.

         Section 3.27 Other Transactions. Neither any Company nor the Shareholder has entered into any agreements or arrangements and there are no pending offers or discussions concerning or providing for the merger or consolidation of any Company or all or any substantial portion of its assets, the sale by any Company or the Shareholder of any securities of any Company or any similar transaction affecting any Company or the Shareholder.

         Section 3.28      Tax Matters.

                   (a) Except as set forth in Schedule 3.28 hereto:

                           (i) each Company has timely filed all federal income
Tax Returns, and all other material Tax Returns which it is required to file under applicable laws and regulations;

                           (ii) all such Tax Returns are true and accurate in
all material respects;

                           (iii) has paid all Taxes due and owing by it (whether
or not such Taxes are required to be shown on a Tax Return) and has withheld and paid over to the appropriate taxing authority all Taxes which it is required to withhold from amounts paid or owing to any employee, shareholder, creditor or other third party, except where the amounts of such unpaid Taxes or the amounts that have not been withheld and paid over do not, in the aggregate, exceed $25,000;

                           (iv) the accrual for Taxes on the Closing Date
Unaudited Balance Sheet is sufficient to pay in full all liabilities for Taxes of each Company related to periods prior to the Closing;

                           (v) the federal income Tax Returns of each Company
have been filed through the date hereof, and, as of the date hereof, none of such Tax Returns has been audited.

                           (vi) each Company has been a validly existing S
corporation within the meaning of Sections 1361 and 1362 of the Code) at all times since within a year of their incorporation, and will continue to be an S corporation up to and including the date immediately preceding the Closing Date; and

                           (vii) each Company has disclosed in its federal
income Tax Returns, all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of IRC ss. 6662.

                  (b) To the Knowledge of each Company, no claim has been made by a taxing authority in a jurisdiction where each Company does not file Tax Returns that a Company is or may be subject to taxation by that jurisdiction.

                  (c) To the Knowledge of each Company:

                           (i) there are no foreign, federal, state or local Tax
audits or administrative or judicial proceedings pending or being conducted with respect to any Company;

                           (ii) no information related to Tax matters has been
requested by any foreign, federal, state or local taxing authority and no written notice indicating an intent to open an audit or other review has been received by any Company from any foreign, federal, state or local taxing authority; and

                           (iii) there are no material unresolved claims
concerning any Company's Tax liability.

                  (d) No waivers of statutes of limitation have been given or requested with respect to any Company in connection with any Tax Returns covering any Company, except where such waiver would not have a Material Adverse Effect on any Company.

                  (e) No Company has executed or entered into a closing agreement pursuant to IRC ss. 7121 or any predecessor provision thereof or any similar provision of state, local or foreign law; nor has any Company agreed to or is required to make any adjustments pursuant to IRC ss. 481(a) or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by such Company. No Company has any knowledge that the IRS has proposed any such adjustment or change in accounting method, or has any knowledge with respect to any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of any Company.

                  (f) No Company has made an election under IRC ss. 341(f).

                  (g) No Company is liable for the Taxes of another person.

                  (h) No Company is a party to any Tax sharing agreement.

                  (i) No Company has made any payments nor is it obligated to make payments nor is it a party to an agreement that could obligate it to make any payments that would not be deductible under IRC ss. 280G.

                  (j) Each Company shall prepare or cause to be prepared and file or cause to be filed all federal and state income Tax Returns for each Company for tax periods ending on or prior to the Closing Date which are filed after the Closing Date. Each Company shall permit GRS to review, comment and approve each such Tax Return described in the preceding sentence prior to filing. To the extent permitted by applicable law, the Shareholder shall include any income, gain, loss, deduction or other tax items for such period on its individual income Tax Returns in a manner consistent with the Schedule K-ls furnished by each Company to the Shareholder for such periods.

                  (k) All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including New York City Transfer Tax, if applicable, and any similar Tax imposed in other states and subdivisions), shall be paid by the Shareholder when due, and the Shareholder will, at its expense, file all necessary Tax Returns and other documentation with respect to all such Taxes and fees, and, if required by applicable law, GRS will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

                                    EXHIBIT E

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

         The Shareholder represents and warrants to GRS as follows:

         Section 4.01 Title to the Shares. As of the Closing Date, the Shareholder shall own beneficially and of record, free and clear of any lien, option or other encumbrance, the Shares as set forth on Exhibit A hereof, and, upon consummation of the Stock Purchase, GRS will acquire good and valid title thereto, free and clear of any lien or other encumbrance.

         Section 4.02 Authority to Execute and Perform Agreement. The Shareholder has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully the Shareholder's obligations hereunder. This Agreement has been duly executed and delivered by the Shareholder and is a valid and binding obligation of the Shareholder enforceable in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and except as the availability of equity remedies may be limited by the application of general principles of equity (regardless of whether such equitable principles are applied in a proceeding at law or in equity). The execution and delivery by the Shareholder of this Agreement and the performance by the Shareholder of this Agreement in accordance with its terms and conditions will not (i) require the approval or consent of any foreign, federal, state, county, local or other governmental or regulatory body or the approval or consent of any other person; or (ii) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both constitute) a default under, any statute, regulation, order, judgment or decree applicable to the Shareholder or to the Shares held by the Shareholder, or any instrument, contract or other agreement to which the Shareholder is a party or by or to which the Shareholder is or the Shares held by the Shareholder are bound or subject.

         Section 4.03 No Shareholder Defaults or Consents. The execution and delivery of this Agreement and the Collateral Agreements by the Shareholder and the performance by the Shareholder who is a party thereto of its obligations hereunder and thereunder will not violate any provision of law or any judgment, award or decree or any indenture, agreement or other instrument to which the Shareholder is a party, or by which the Shareholder or any properties or assets of the Shareholder is bound or affected, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, security interest or encumbrance of any nature whatsoever upon any of the properties or assets of the Shareholder. Any and all consents required to be obtained by the Shareholder as set forth in Schedule
4.03 shall be obtained and copies thereof delivered to GRS upon execution of this Agreement.

         Section 4.04      Investment Representations

                  (a) The Shareholder is acquiring the shares of GRS Common Stock to be issued to it pursuant to the Stock Purchase (the "GRS Shares") for its own account and not on behalf of any other person; the Shareholder is aware and acknowledges that the GRS Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold unless the GRS Shares are registered under the Securities Act or an exemption from the registration requirements of the Securities Act is available;

                  (b) The Shareholder has been furnished all information that it deems necessary to enable it to evaluate the merits and risks of an investment in GRS; the Shareholder has had a reasonable opportunity to ask questions of and receive answers from GRS concerning GRS and the GRS Shares, and all such questions, if any, have been answered to the full satisfaction of the Shareholder;

                  (c) No person or entity other than the Shareholder has (i) any rights in and to the GRS Shares, which rights were obtained through or from the Shareholder or (ii) any rights to acquire the GRS Shares, which rights were obtained through or from the Shareholder;

                  (d) The Shareholder has such knowledge and expertise in financial and business matters (including knowledge and expertise in the roofing industry) that it is capable of evaluating the merits and risks involved in an investment in the GRS Shares; and the Shareholder is financially able to bear the economic risk of the investment in the GRS Shares, including a total loss of such investment;

                  (e) The Shareholder represents that it has adequate means of providing for its current needs and has no need for liquidity in its investment in the GRS Shares; the Shareholder has no reason to anticipate any material change in its financial condition for the foreseeable future;

                  (f) The Shareholder is aware that the acquisition of the GRS Shares is an investment involving a risk of loss and that there is no guarantee that the Shareholder will realize any gain from this investment, and that the Shareholder could lose the total amount of its investment;

                  (g) The Shareholder understands that no United States federal or state agency has made any finding of determination regarding the fairness of the offering of the GRS Shares for investment, or any recommendation or endorsement of the offering of the GRS Shares;

                  (h) The Shareholder is acquiring the GRS Shares for investment, with no present intention of dividing or allowing others to participate in such investment or of reselling, or otherwise participating, directly or indirectly, in a distribution of the GRS Shares, and shall not make any sale, transfer or pledge thereof without registration under the Securities Act and any applicable securities laws of any state or unless an exemption from registration is available;

                  (i) Except as set forth herein, no representations or warranties have been made to the Shareholder by GRS or any agent, employee or Affiliate of GRS, and in entering into this transaction the Shareholder is not relying upon any information, other than from the results of independent investigation by the Shareholder;

                  (j) The Shareholder understands that the GRS Shares are being offered to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that GRS is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Shareholder set forth herein in order to determine the applicability of such exemptions and the suitability of the Shareholder to acquire the GRS Shares; and

                  (k) The Shareholder will not sell, assign or transfer any of the GRS Shares except (i) pursuant to an effective registration statement under the Securities Act, (ii) in a transaction which, in the opinion of the general counsel of GRS, Sellers' Counsel or other counsel reasonably satisfactory to GRS, is not required to be registered under the Securities Act.

                                    EXHIBIT F

                                    ARTICLE V

                      REPRESENTATIONS AND WARRANTIES OF GRS

         GRS represents and warrants to the Companies and the Shareholder that:

         Section 5.01 Corporate Existence and Qualification: Corporate
Documents.

                  (a) GRS is a corporation duly organized, validly existing and in good standing under the laws of Florida, and is not required to be qualified to do business as a foreign corporation in any other jurisdiction where the failure to so qualify would have a Material Adverse Effect on GRS. GRS has all required corporate power and authority to own its properties and to carry on its business as presently conducted. The articles of incorporation and bylaws of GRS, copies of which are attached as Schedule 5.01(a), are complete and reflect all amendments thereto through the date hereof.

                  (b) The stock and minute books of GRS that have been made available to the Shareholder for review contain a complete and accurate record of all shareholders of GRS, and all material actions of the shareholders and directors (and any committees thereof) of GRS.

                  (c) Except as set forth on Schedule 5.01(c), GRS does not have any subsidiaries, participate in any partnership or joint venture, or own any outstanding capital stock of any other corporation.

         Section 5.02 Authority, Approval and Enforceability. This Agreement has been duly executed and delivered by GRS and GRS has all requisite power and legal authority to execute and deliver this Agreement and all Collateral Agreements executed and delivered or to be executed and delivered in connection with the transactions provided for hereby, to consummate the transactions contemplated hereby and by the Collateral Agreements, and to perform its obligations hereunder and under the Collateral Agreements. This Agreement and each Collateral Agreement to which GRS is a party constitutes, or upon execution and delivery will constitute, the legal, valid and binding obligation of GRS, enforceable in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and except as the availability of equity remedies may be limited by the application of general principles of equity (regardless of whether such equitable principles are applied in a proceeding at law or in equity).

         Section 5.03 Capitalization and Ownership.

                  (a) As of the date of this Agreement, the entire authorized capital stock of GRS consists of 100,000,000 shares, of which 90,000,000 have been designated as GRS Common Stock and 10,000,000 have been designated as Preferred Stock. All of the presently outstanding shares of capital stock of GRS have been validly authorized and issued and are fully paid and nonassessable. Except as set forth on Schedule 5.03, GRS has not issued any other shares of its capital stock and there are no outstanding options, warrants, subscriptions or other rights or obligations to purchase or acquire any of such shares, nor any outstanding securities convertible into or exchangeable for such shares. No dividends are accrued but unpaid on any capital stock of GRS.

         Section 5.04 No Preemptive Rights. There are no preemptive rights affecting the issuance or sale of the capital stock of GRS.

         Section 5.05 No GRS Defaults or Consents. Except as otherwise set forth in Schedule 5.05 attached hereto, neither the execution and delivery of this Agreement nor the carrying out of the transactions contemplated hereby will:

                  (i) violate or conflict with any of the terms, conditions or provisions of the articles of incorporation or bylaws of GRS;

                  (ii) violate any Legal Requirements applicable to GRS;

                  (iii) violate, conflict with, result in a breach of, constitute a default under (whether with or without notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or give any other party the right to terminate, any contract or Permit applicable to GRS;

                  (iv) result in the creation of any lien, charge or other encumbrance on the shares of capital stock or any Property of GRS; or

                  (v) require GRS to obtain or make any waiver, consent, action, approval or authorization of, or registration, declaration, notice or filing with, any private non-governmental third party or any Governmental Authority. Any and all consents required to be obtained by GRS as set forth in Schedule
5.05 shall be obtained and copies thereof delivered to the Companies and the Shareholder upon execution of this Agreement.

         Section 5.06 No Proceedings. Except as set forth on Schedule 5.06, no suit, action or other proceeding is pending or, to the Knowledge of GRS, threatened before any Governmental Authority seeking to restrain GRS or prohibit its entry into this Agreement or prohibit the Closing, or seeking damages against GRS or its Properties, as a result of the consummation of the transaction contemplated by this Agreement.

         Section 5.07 [Reserved]

         Section 5.08 Liabilities and Obligations. Except as set forth in
Schedule 5.08, GRS' balance sheet at December 31, 1997 and 1996 (the "GRS Balance Sheets") and the related statements of income, shareholders' equity and cash flow for the fiscal years ended December 31, 1997, 1996 and 1995 (the "GRS Financial Statements") reflect all liabilities of GRS as determined in accordance with generally accepted accounting principles arising out of transactions effected or events occurring on or prior to the date of the GRS Balance Sheet, except for liabilities not exceeding $10,000 in the aggregate. All reserves shown in the GRS Financial Statements are appropriate and reasonable to provide for losses thereby contemplated. Except as set forth in the GRS Financial Statements, GRS is not liable upon or with respect to, or obligated in any other way to provide funds in respect of or to guarantee or assume in any manner, any debt, obligation or dividend of any person, corporation, association, partnership, joint venture, trust or other entity.

         Section 5.09 Accounts Receivable. Except as otherwise set forth in
Schedule 5.09, the accounts receivable reflected on the GRS Balance Sheet and all accounts receivable arising between December 31, 1997 and the date hereof, arose from bona fide transactions in the ordinary course of business, and the goods and services involved have been sold, delivered and performed to the account of the obligors, and no further filings (with Governmental Authorities, insurers or others) are required to be made, no further goods are required to be provided and no further services are required to be rendered in order to complete the sales and fully render the services and to entitle GRS to collect the accounts receivable in full. No such account has been assigned or pledged to any other person, firm or corporation, and, except only to the extent fully reserved against as set forth in the Interim GRS Balance Sheet, no defense or setoff to any such account has been asserted by the account obligor.

         Section 5.10 Employee Matters.

                  (a) Schedule 5.10(a) contains a complete and accurate list of the names, titles and compensation of all executive officers of GRS, regardless of compensation levels, and other employees who are currently compensated at a rate in excess of $50,000 per year (including any reasonably anticipated bonus) or who earned in excess of $50,000 during GRS' fiscal year ended December 31, 1996 (collectively, the "GRS Key Employees"). In addition, Schedule 5.10(a) contains a complete and accurate description of (i) all increases in compensation of the GRS Key Employees during the fiscal years of GRS ending December 31, 1997 and December 31, 1996, respectively, and (ii) any promised increases in compensation of the GRS Key Employees that have not yet been effected.

                  (b) Schedule 5.10(b) contains a complete and accurate list of all Compensation Plans sponsored by GRS or to which GRS contributes on behalf of its employees, other than Employee Benefit Plans listed in Schedule 5.11. As used in this Section 5.10, "Compensation Plans" shall mean and include, without limitation, plans, arrangements or practices that provide for severance pay, deferred compensation, incentive, bonus or performance awards, and stock ownership or stock options.

                  (c) Schedule 5.10(c) contains a complete and accurate list of all Employment Agreements. As used in this Section 5.10(c) and in Section 5.10(e) hereof, "Employment Agreements" shall mean and include, without limitation, employee leasing agreements, employee services agreements and noncompetition agreements to which GRS is a party.

                  (d) GRS has provided each Company and the Shareholder with a complete and accurate list of all significant written employee policies and procedures.

                  (e) To the Knowledge of GRS, no unwritten material amendments have been made, whether by oral communication, pattern of conduct or otherwise, with respect to any Compensation Plans, Employment Agreements or employee policies and procedures.

                  (f) To the Knowledge of GRS, except as set forth in Schedule 5.10(f), GRS (i) has been and is in material compliance with all laws, rules, regulations and ordinances respecting employment and employment practices, terms and conditions of employment and wages and hours, and (ii) is not liable in any material amount for any arrears of wages or penalties for failure to comply with any of the foregoing. GRS has not engaged in any unfair labor practice or discriminated on the basis of race, color, religion, sex, national origin, age or handicap in its employment conditions or practices. To the Knowledge of GRS, there are no (i) material unfair labor practice charges or complaints or racial, color, religious, sex, national origin, race or handicap discrimination charges or complaints pending or threatened against GRS before the National Labor Relations Board or any similar state or foreign commission or agency or (ii) existing or threatened material labor strikes, disputes, grievances, controversies or other labor troubles affecting GRS.

                  (g) GRS has not ever been a party to any agreement with any union, labor organization or collective bargaining unit. No employees of GRS are represented by any union, labor organization or collective bargaining unit. The employees of GRS have not threatened to organize or join a union, labor organization or collective bargaining unit.

                  (h) Except as disclosed on Schedule 5.10(h), no GRS Key Employee has indicated his or her desire or intent to terminate employment with GRS, and GRS has no present intent of terminating the employment of any GRS Key Employee.

         Section 5.11 Employee Benefit Matters.

                  (a) Schedule 5.11 contains a complete and accurate list of all Employee Benefit Plans sponsored by GRS or to which GRS contributes on behalf of its employees and all Employee

Benefit Plans previously sponsored or contributed to on behalf of its employees within the three years preceding the date hereof. No unwritten amendment exists with respect to any Employee Benefit Plan.

                  (b) Each Employee Benefit Plan has been administered and maintained in compliance with all laws, rules and regulations, except for such noncompliance that would not have a Material Adverse Effect on GRS. No Employee Benefit Plan is currently the subject of an audit, investigation, enforcement action or other similar proceeding conducted by any state or federal agency. No prohibited transactions (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the "Code")) have occurred with respect to any Employee Benefit Plan. No pending or, to the Knowledge of GRS, threatened, claims, suits or other proceedings exist with respect to any Employee Benefit Plan other than normal benefit claims filed by participants or beneficiaries.

                  (c) GRS has received a favorable determination letter or ruling from the Internal Revenue Service for each Employee Benefit Plan intended to be qualified within the meaning of Section 401 (a) of the Code and/or tax exempt within the meaning of Section 501(a) of the Code, which letter or ruling is current and covers all required amendments to each such Employee Benefit Plan through the Closing Date. No proceedings exist or, to the Knowledge of GRS, have been threatened that could result in the revocation of any such favorable determination letter or ruling.

                  (d) No accumulated funding deficiency (within the meaning of Section 412 of the Code), whether waived or unwaived, exists with respect to any Employee Benefit Plan or any plan sponsored by any member of a "controlled group" (as defined in Section 414(b) of the Code ("Controlled Group"). With respect to each Employee Benefit Plan subject to Title IV of ERISA, the assets of each such plan are at least equal in value to the present value of accrued benefits determined on an ongoing basis as of the date hereof. With respect to each Employee Benefit Plan described in Section 501(c)(9) of the Code, the assets of each such plan are at least equal in value to the present value of accrued benefits as of the date hereof. Neither GRS or any member of a Controlled Group has any liability to pay excise taxes with respect to any Employee Benefit Plan under applicable provisions of the Code or ERISA. GRS nor any member of a Controlled Group is or ever has been obligated to contribute to a multiemployer plan within the meaning of Section 3(37) of ERISA.

                  (e) No reportable event (within the meaning of Section 4043 of ERISA) for which the notice requirement has not been waived has occurred with respect to any Employee Benefit Plan subject to the requirements of Title IV of ERISA.

                  (f) GRS has no obligation or commitment to provide medical, dental or life insurance benefits to or on behalf of any of its employees who may retire or any of its former employees who have retired from employment with GRS.

         Section 5.12 Absence of Certain Changes. Except as set forth in
Schedule 5.12, from the date of the GRS Balance Sheet to the date of this Agreement, GRS has not:

                  (a) suffered any material adverse change, whether or not caused by any deliberate act or omission of GRS or any shareholder of GRS, in its condition (financial or otherwise), operations, assets, liabilities, business or prospects;

                  (b) contracted for the purchase of any capital assets having a cost in excess of $25,000 or paid any capital expenditures in excess of $25,000, except in the ordinary course of business consistent with past practice;

                  (c) incurred any indebtedness for borrowed money or issued or sold any debt securities, except in the ordinary course of business consistent with past practice;

                  (d) incurred or discharged any liabilities or obligations except in the ordinary course of business consistent with past practice;

                  (e) paid any amount on any indebtedness prior to the due date, forgiven or canceled any debts or claims or released or waived any rights or claims, except in the ordinary course of business consistent with past practice;

                  (f) mortgaged, pledged or subjected to any security interest, lien, lease or other charge or encumbrance any of its properties or assets, except in the ordinary course of business consistent with past practice;

                  (g) suffered any damage or destruction to or loss of any of its assets (whether or not covered by insurance) that has materially adversely affected, or could materially adversely affect, its business;

                  (h) acquired or disposed of any of its assets except in the ordinary course of business consistent with past practice;

                  (i) written up or written down the carrying value of any of its assets, except in the ordinary course of business consistent with past practice;

                  (j) changed any accounting principles methods or practices followed or changed the costing system or depreciation methods of accounting for its assets;

                  (k) waived any material rights or forgiven any material claims;

                  (l) lost, terminated or experienced any change in the relationship with any employee, customer, joint venture partner or supplier, which termination or change has materially and adversely affected, or could reasonably be expected to materially and adversely affect, its business or its assets;

                  (m) increased the compensation of any director or officer;

                  (n) increased the compensation of any employee except in the ordinary course of business consistent with past practice;

                  (o) made any payments to or loaned any money to any person or entity except in the ordinary course of business;

                  (p) formed or acquired or disposed of any interest in any corporation, partnership, joint venture or other entity;

                  (q) redeemed, purchased or otherwise acquired, or sold, granted or otherwise disposed of, directly or indirectly, any of its capital stock or securities or any rights to acquire such capital stock or securities, or agreed to change the terms and conditions of any such rights, paid any dividends or made any distribution to the holders of GRS' capital stock;

                  (r) entered into any material agreement with any person or group, or modified or amended in any material respect the terms of any material existing agreement except in the ordinary course of business consistent with past practice;

                  (s) entered into, adopted or amended any Employee Benefit Plan; or

                  (t) entered into any agreement (written or oral) to do any of the foregoing, except in the ordinary course of business consistent with past practice.

         Section 5.13 Commitments. (a) Except the material contracts, agreements, commitments and other arrangements, whether oral or written, to which GRS is a party (the "GRS Contracts") set forth in Schedule 5.13, GRS has not entered into, nor is the capital stock, the assets or the business of GRS bound by, whether or not in writing, any

                  (i) partnership or joint venture agreement;

                  (ii) deed of trust or other security agreement, except in the ordinary course of business consistent with past practice;

                  (iii) guaranty or suretyship, indemnification or contribution agreement or performance bond;

                  (iv) employment, consulting or compensation agreement or arrangement, including the election or retention in office of any director or officer;

                  (v) labor or collective bargaining agreement;

                  (vi) debt instrument, loan agreement or other obligation relating to indebtedness for borrowed money or money lent or to be lent to another, except in the ordinary course of business;

                  (vii) deed or other document evidencing an interest in or contract to purchase or sell real property;

                  (viii) agreement with dealers or sales or commission agents, investment bankers, financial advisors, business brokers, public relations or advertising agencies, accountants or attorneys, except with respect to confidentiality agreements;

                  (ix) lease of real or personal property, whether as lessor, lessee, sublessor or sublessee, except in the ordinary course of business and excluding the real estate leases set forth on Schedule 5.16(c);

                  (x) agreement between GRS and any Affiliate;

                  (xi) agreement relating to any material matter or transaction in which an interest is held by a person or entity that is an Affiliate of GRS;

                  (xii) any agreement for the acquisition of services, supplies, equipment or other personal property and involving more than $25,000 in the aggregate, except in the ordinary course of business;

                  (xiii) powers of attorney;

                  (xiv) contracts containing noncompetition covenants;

                  (xv) any other contract or arrangement that involves either an unperformed commitment in excess of $5,000 or that terminates more than thirty
(30) days after the date hereof, except in the ordinary course of business;

                  (xvi) agreement relating to any material matter or transaction in which an interest is held by any person or entity referred to in Section 5.24 hereof; or

                  (xvii) any other agreement or commitment not made in the ordinary course of business that is material to the business or financial condition of GRS.

True, correct and complete copies of the written GRS Contracts, and true, correct and complete written descriptions of the oral GRS Contracts, have heretofore been delivered or made available to the Shareholder. There are no existing material defaults, material events of default or events, occurrences, acts or omissions that, with the giving of notice or lapse of time or both, would constitute material defaults by GRS, and no material penalties have been incurred nor are amendments pending, with respect to the GRS Contracts. The GRS Contracts are in full force and effect and are valid and enforceable obligations of GRS, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and except as the availability of equity remedies may be limited by the application of general principles of equity (regardless of whether such equitable principles are applied in a proceeding at law or in equity). GRS has not received notice of any material default with respect to any GRS Contracts. For the purposes of this
Section 5.13(a), the term "material" shall mean a condition the existence or breach of which could result in damage or loss to GRS valued in excess of $5,000 individually or $25,000 in the aggregate.

                  (b) Except as contemplated hereby, GRS has not received notice of any plan or intention of any other party to any GRS Contract to exercise any right to cancel or terminate any GRS Contract. GRS does not currently contemplate, and has no reason to believe any person or entity currently contemplates, any amendment or change to any GRS Contract. None of the customers, joint venture partners or suppliers of GRS has refused, or communicated that it will or may refuse, to purchase or supply goods or services, as the case may be, or has communicated that it will or may substantially reduce the amounts of goods or services that it is willing to purchase from, or sell to, GRS.

         Section 5.14 Insurance. GRS has previously delivered or made available to the Shareholder all insurance policies of GRS. All of such policies are valid and enforceable against GRS, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and except as the availability of equity remedies may be limited by the application of general principles of equity (regardless of whether such equitable principles are applied in a proceeding at law or in equity).

         Section 5.15 Patents, Trade-marks, Service Marks and Copyrights.

                  (a) GRS owns all patents, trade-marks, service marks and copyrights (collectively "Proprietary Rights"), if any, necessary to conduct its business, or possesses adequate licenses or other rights, if any, therefor, without conflict with the rights of others. Set forth in Schedule 5.15(a) is a true and correct description of all Proprietary Rights.

                  (b) GRS has the sole and exclusive right to use the Proprietary Rights without infringing or violating the rights of any third parties. Use of the Proprietary Rights does not require the consent of any other person and the Proprietary Rights are freely transferable. No claim has been asserted by any person to the ownership of or right to use any Proprietary Right or challenging or questioning the validity or effectiveness of any license or agreement constituting a part of any Proprietary Right. Each of the Proprietary Rights is valid and subsisting, has not been canceled, abandoned or otherwise terminated and, if applicable, has been duly issued or filed.

         Section 5.16 Title to Assets; Condition of Assets.

                  (a) A description of all interests in real property owned by GRS is set forth in Schedule 5.16(a).

                  (b) Except as disclosed on Schedule 5.16(b), GRS has good and marketable title to its respective assets, (other than those disposed of since the date of the GRS Balance Sheet in the ordinary course of business), free and clear of all security interests, liens, charges and other encumbrances, except for (i) liens for taxes not yet due and payable or being contested in good faith in appropriate proceedings, and (ii) encumbrances that are incidental to the conduct of its businesses or ownership of property, not incurred in connection with the borrowing of money or the obtaining of credit, and which do not in the aggregate materially detract from the value of the assets affected or materially impair their use by GRS. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by GRS are in good operating condition and repair, normal wear and tear excepted, are adequate and sufficient for GRS' business and conform in all material respects with all applicable ordinances, regulations and laws relating to their use and operation.

                  (c) A listing of all real property leases, their terms and total lease payments is attached hereto as Schedule 5.16(c). GRS enjoys peaceful and undisturbed possession under all real property leases under which GRS is operating, and all such leases are valid and subsisting and none of them is in default, except for those defaults which, individually or in the aggregate, would not have a Material Adverse Effect upon GRS.

         Section 5.17 Compliance with Laws. GRS has all material franchises, Permits, licenses and other rights and privileges necessary to permit it to own its Properties and to conduct its businesses as presently conducted. The business and operations of GRS have been and are being conducted in accordance in all material respects with all applicable laws, rules and regulations, and GRS is not in violation of any judgment, law or regulation except where any such violation would not have a Material Adverse Effect on GRS.

         Section 5.18 Litigation: Default. Except as otherwise set forth in
Schedule 5.18, there are no claims, actions, suits, investigations or proceedings against GRS pending or, to the Knowledge of GRS, threatened in any court or before or by any Governmental Authority, or before any arbitrator, that could reasonably be expected to have a Material Adverse Effect (whether covered by insurance or not) on GRS. Except as otherwise set forth in Schedule 5.18, GRS is not in default under, and no condition exists (whether covered by insurance or not) that with or without notice or lapse of time or both would (i) constitute a default under, or breach or violation of, any Legal Requirement or Permit applicable to GRS or any GRS Contract applicable to GRS, or (ii) accelerate or permit the acceleration of the performance required under, or give any other party the right to terminate, any GRS Contract, other than defaults, breaches, violations or accelerations that would not have a Material Adverse Effect on GRS.

         Section 5.19 Environmental Matters.

                  (a) Except as listed in Schedule 5.19(a), to the Knowledge of GRS, there are no PCBs, TCE, PCE, or asbestos containing materials generated, used, treated, stored, maintained, disposed of, or otherwise deposited in, or located on any premises at which GRS' business (the "GRS Business") is or was, or at which the business or, to the Knowledge of GRS, its predecessors was, located, which would have a Material Adverse Effect on GRS.

                  (b) Except as described in Schedule 5.19(b), there are and were no underground storage tanks used, stored, maintained, located on any premises at which the GRS Business is or was, or, to knowledge of GRS, at which the business of its predecessors was, located, which would have a Material Adverse Effect on GRS. With respect to underground storage tanks, Schedule 5.19(b) sets forth the size, location, construction, installation date, use and testing history of all underground storage tanks (whether or not excluded from regulation under Environmental Law), including all underground storage tanks in use, out of service, closed, abandoned, decommissioned, or sold to a third party.

                  (c) Except as listed in Schedule 5.19(c), to the Knowledge of GRS, there has been no "release" as defined in 42 U.S.C. 9601(22) or, to the best knowledge of GRS, threat of a "release" of any Hazardous Substance on, from or under any premises from which (i) GRS' operations have been or are being conducted related to the GRS Business, or (ii) to the Knowledge of GRS, the operations of any predecessor of GRS, which would have a Material Adverse Effect on GRS.

                  (d) Except as listed in Schedule 5.19(d), neither GRS nor their respective predecessors have received written notice alleging any potential liability with respect to the contamination, investigation, or cleanup of any site at which Hazardous Substances have been or have alleged to have been generated, treated, stored, discharged, emitted or disposed of and, to the Knowledge of GRS, there are no past or present events, facts, conditions or circumstances which may interfere with or prevent material compliance by GRS with Environmental Law, or with any order, decree, judgment, injunction, notice or demand issued, entered, promulgated or approved thereunder, or which may give rise to any liability under applicable law including, without limitation, any Environmental Law, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, notice of violation, study or investigation, based on or related to the manufacture, process, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment of Hazardous Substances by GRS or, to the Knowledge of GRS, any predecessor, as a result of any act or omission of GRS or any predecessors related to the GRS Business.

                  (e) Except as disclosed in Schedule 5.19(e), all of GRS' and, to the Knowledge of GRS, its predecessor's, Hazardous Substances disposal and recycling practices related to the GRS Business have been accomplished in material compliance with all applicable Environmental Laws.

         GRS' representation(s) with respect to this Section 5.19 shall not be interpreted to imply that the Shareholder has constructive knowledge regarding any aspect of the GRS Business with respect to environmental matters nor to limit the scope of any of GRS' representations under this Agreement. No such due diligence examination or related activities of, or on behalf of, the Shareholder however, shall constitute a waiver or relinquishment by the Shareholder of its right to rely upon GRS' representations, warranties, covenants and agreements as made herein or pursuant hereto, and no such disclosure shall constitute an assumption by the Shareholder of any conditions or liabilities, and such disclosure shall not relieve GRS of its duties and obligations hereunder.

         Section 5.20 Banks. Schedule 5.20 sets forth (i) the name of each bank, trust company or other financial institution and stock or other broker with which GRS has an account, credit line or safe deposit box or vault, (ii) the names of all persons authorized to draw thereon or to have access to any safe deposit box or vault, (iii) the purpose of each such account, safe deposit box or vault, and (iv) the names of all persons authorized by proxies, powers of attorney or other like instrument to act on behalf of GRS in matters concerning any of its business or affairs. Except as otherwise set forth in Schedule 5.20, no such proxies, powers of attorney or other like instruments are irrevocable.

         Section 5.21 Suppliers and Customers Sales. Schedule 5.21 sets forth all of GRS' material suppliers, together with the dollar amount of goods purchased by GRS from each such supplier during the twelve month period ended December 31, 1997 and the four month period ended April 30, 1998, as well as each of the principal customers of GRS. Except as otherwise set forth in
Schedule 5.21, since December 31, 1997, there has been no material adverse change in the business relationship of GRS with any supplier or customer named in Schedule 5.21. No customer or supplier named in Schedule 5.21 has terminated or materially altered, or notified GRS of any intention to terminate or materially alter, its relationship with GRS and GRS has no reason to believe that any such customer or supplier will terminate or materially alter its relationship with GRS or to materially decrease its services or supplies to GRS or its direct or indirect usage of the services or products of GRS. For purposes of Sections 5.21 and 5.24 "material suppliers" refers to suppliers from whom GRS purchased five percent (5%) or more of the total amount of the goods purchased by GRS during the twelve month period ended December 31, 1997 and the four month period ended April 30, 1998, and "principal customers" refers to customers who accounted for 5% or more of GRS' revenues during the twelve month period ended December 31, 1997 and the four month period ended April 30, 1998.

         Section 5.22 Brokerage. There are no claims for brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by GRS.

         Section 5.23 Disclosure; Due Diligence. This Agreement and the Exhibits and Schedules hereto, when taken as a whole with other documents and certificates furnished by GRS to the Shareholder or its counsel, do not contain any untrue statement of material fact or omit any material fact necessary in order to make the statements therein not misleading; provided, however, certain materials provided to the Shareholder contain projections and estimates of future events, and such projections and estimates have been based upon certain assumptions that management of GRS made in good faith and believed are reasonable at the time such materials were prepared.

         Section 5.24 Ownership Interests of Interested Persons. Except as set forth in Schedule 5.24, no director or executive officer of GRS or their respective spouses or children, owns directly or indirectly, on an individual or joint basis, any material interest in, or serves as an officer or director of, any principal customer or material supplier which has a business relationship with GRS or any organization that has a material contract or arrangement with GRS.

         Section 5.25 Investments in Competitors. No director or executive officer of GRS owns directly or indirectly any material interests or has any investment equal to 5% or more of the outstanding voting securities in any corporation, business or other person that is a direct competitor of GRS.

         Section 5.26 Certain Payments. Neither GRS, nor any director, officer or employee of GRS has paid or caused to be paid, directly or indirectly, in connection with the business of GRS: (a) to any government or agency thereof or any agent of any supplier or customer any bribe, kick-back or other similar payment; or (b), any material contribution to any political party or candidate (other than from personal funds of directors, officers or employees not reimbursed by their respective employers or as otherwise permitted by applicable law).

         Section 5.27 Government Inquiries. Except as set forth on Schedule 5.27, there have been no material inspection reports, questionnaires, inquiries, demands or requests for information received by GRS from, or any material statement, report or other document filed by GRS with, the federal government or any federal administrative agency (including but not limited to, the Justice Department, Internal Revenue Service, Department of Labor, Occupational Safety and Health Administration, Federal Trade Commission, National Labor Relations Board, and Interstate Commerce Commission), any state securities administrator or any local or state taxing authority.

         Section 5.28      Tax Matters.

                  (a) Except as set forth in Schedule 5.28 hereto, GRS:

                           (i) has filed all federal income Tax Returns, and all
other material Tax Returns which it is required to file under applicable laws and regulations;

                           (ii) all such Tax Returns are true and accurate in
all material respects;

                           (iii) has paid all Taxes due and owing by it (whether
or not such Taxes are required to be shown on a Tax Return) and has withheld and paid over to the appropriate taxing authority all Taxes which it is required to withhold from amounts paid or owing to any employee, shareholder, creditor or other third party, except where the amounts of such unpaid Taxes or the amounts that have not been withheld and paid over do not, in the aggregate, exceed $25,000;

                           (iv) the accrual for Taxes on the Unaudited GRS
Balance Sheet (excluding any amount recorded which is attributable to timing differences between book and Tax income) would be adequate to pay all material Tax liabilities of GRS if its current tax year were treated as ending on the date of the Unaudited GRS Balance Sheet;

                           (v) the federal income Tax Returns of GRS have been
filed through the date hereof, and, as of the date hereof, none of such Tax Returns has been audited.

                  (b) To the Knowledge of GRS, no claim has been made by a taxing authority in a jurisdiction where GRS does not file Tax Returns that GRS is or may be subject to taxation by that jurisdiction.

                  (c) To the Knowledge of GRS;

                           (i) there are no foreign, federal, state or local tax
audits or administrative or judicial proceedings pending or being conducted with respect to GRS;

                           (ii) no information related to Tax matters has been
requested by any foreign, federal, state or local taxing authority and no written notice indicating an intent to open an audit or other review has been received by GRS from any foreign, federal, state or local taxing authority; and

                           (iii) there are no material unresolved claims
concerning GRS' Tax liability.

                  (d) No waivers of statutes of limitation have been given or requested with respect to GRS in connection with any Tax Returns covering GRS, except where such waiver would not have a Material Adverse Effect on GRS.

                  (e) GRS has not executed or entered into a closing agreement pursuant to IRC ss. 7121 or any predecessor provision thereof or any similar provision of state, local or foreign law; nor has GRS agreed to or is required to make any adjustments pursuant to IRC ss. 481(a) or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by GRS. GRS has no knowledge that the IRS has proposed any such adjustment or change in accounting method, or has any knowledge with respect to any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of GRS.

                  (f) GRS has not made an election under IRC ss. 341(f).

                  (g) GRS is not liable for the Taxes of another person.

                  (h) GRS is not a party to any tax sharing agreement.

                  (i) GRS has not made any payments nor is it obligated to make payments nor is it a party to an agreement that could obligate it to make any payments that would not be deductible under IRC ss. 280G.

         Section 5.29 Participation in Secondary Offering. In the event that after the Offering GRS files a registration statement with the Securities and Exchange Commission with respect to a subsequent public offering (the "Secondary Offering") of shares of GRS Common Stock, and any shareholders of GRS participate in the Secondary Offering through the sale of their respective shares of GRS Common Stock, then (i) Gregg Wallick shall first be entitled to participate in the Secondary Offering with respect to 250,000 shares of GRS Common Stock (in recognition of the fact that Mr. Wallick is not receiving any cash proceeds from the sale of the common stock of the Founding Companies owned by him) and (ii) thereafter the Shareholder shall be entitled to participate in the Secondary Offering by including therein such number of shares of GRS Common Stock owned by the Shareholder as shall equal (i)(A) the total number of shares of GRS Common Stock owned by such Shareholder divided by (B) the total number of shares of GRS Common Stock owned by all shareholders of the Founding Companies, multiplied by (ii) the total number of shares of GRS Common Stock owned by shareholders of the Company which are to be included in the Secondary Offering.